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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SERVICEMASTER GLOBAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SERVICEMASTER GLOBAL HOLDINGS, INC.

150 Peabody Place
Memphis, TN 38103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 24, 2018

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ServiceMaster Global Holdings, Inc. will be held at ServiceMaster's new Global Service Center, located at 150 Peabody Place, Memphis, TN 38103, on Tuesday, April 24, 2018, at 2:00 p.m., local time, for the following purposes:

  1.
  To elect the three Class I directors named in the accompanying proxy statement to serve until the 2021 Annual Meeting of Stockholders.

  2.
  To hold a non-binding advisory vote approving executive compensation.

  3.
  To ratify the selection of Deloitte & Touche LLP as the company's independent registered public accounting firm for the year ending December 31, 2018.

  4.
  To transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Only stockholders of record at the close of business on March 7, 2018 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment or postponement thereof. This notice and the accompanying proxy statement are first being mailed to stockholders on or about March 21, 2018.

By Order of the Board of Directors,

James T. Lucke
 Senior Vice President, General Counsel and Secretary

March 21, 2018

Whether or not you plan to attend the annual meeting, please vote by Internet or telephone at your earliest convenience or complete, sign, date and return the proxy card so that your shares will be represented at the meeting. You may choose to attend the meeting and personally cast your votes even if you vote by Internet or telephone or fill out and return a proxy card by mail. If you choose to attend the meeting in person, you may revoke your proxy and personally cast your votes at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2018:

The proxy statement and the 2017 annual report are available at http://www.proxyvote.com.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 24, 2018

i

SERVICEMASTER GLOBAL HOLDINGS, INC.

150 Peabody Place
Memphis, TN 38103

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What are the proxy materials?

        The accompanying proxy is delivered and solicited on behalf of the board of directors of ServiceMaster Global Holdings, Inc., a Delaware corporation (referred to as "ServiceMaster," the "Company," "we," "us," or "our"), in connection with the Annual Meeting of Stockholders to be held at ServiceMaster's new Global Service Center, located at 150 Peabody Place, Memphis, TN 38103, on Tuesday, April 24, 2018, at 2:00 p.m., local time. We are first sending this proxy statement and the accompanying form of proxy to stockholders on or about March 21, 2018. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under U.S. Securities and Exchange Commission ("SEC") rules and is designed to assist you in voting your shares. The proxy materials include our proxy statement for the Annual Meeting, our annual report to stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2017, and the proxy card or a voting instruction card for the Annual Meeting.

        All stockholders and beneficial owners may access the proxy materials at www.proxyvote.com as well as the Company's website—www.servicemaster.com. If you would like to receive a paper copy of our proxy materials, at no charge, please write to ServiceMaster Global Holdings, Inc., c/o Secretary, 150 Peabody Place, Memphis, TN 38103.

What items of business will be voted on at the Annual Meeting?

        The items of business scheduled to be voted on at the Annual Meeting are:

•	Proposal 1:	The election of the three nominees named in the proxy statement as Class I directors for a term expiring at the 2021 Annual Meeting of Stockholders.
•	Proposal 2:	A non-binding advisory vote approving executive compensation.
•	Proposal 3:	The ratification of Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm for the year ending December 31, 2018.
•	To transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

How does the board of directors recommend I vote on these proposals?

•	Proposal 1:	"FOR" each of the nominees named in the proxy statement as Class I directors for a term expiring at the 2021 Annual Meeting of Stockholders.
•	Proposal 2:	"FOR" the non-binding advisory vote approving executive compensation.
•	Proposal 3:	"FOR" the ratification of Deloitte as the company's independent registered public accounting firm for the year ending December 31, 2018.

        At the discretion of the proxy holders, either FOR or AGAINST, any other matter or business that may properly come before the Annual Meeting.

        As of the date hereof, our board of directors is not aware of any other such matter or business to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock of the Company, par value $0.01 per share, represented by the proxies in accordance with their judgment on those matters.

Who is entitled to vote at the Annual Meeting?

        The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is March 7, 2018. At the close of business on that date, we had 135,346,517 shares of common stock outstanding and entitled to be voted at the Annual Meeting held by 11 stockholders of record. A quorum is required for our stockholders to conduct business at the Annual Meeting. The presence in person or by proxy of the holders of record of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. Dissenters' rights are not applicable to any of the matters being voted upon at the Annual Meeting.

        By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

        Registered Stockholders.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. ("Computershare"), you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card in one of the manners listed on the proxy card or to vote in person at the Annual Meeting.

        Beneficial Stockholders.    If your shares are held in a stock brokerage account or by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in "street name," and the proxy materials were forwarded to you by your broker, bank, trustee or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares using the methods prescribed by your broker, bank, trustee or other nominee on the voting instruction card you received with the proxy materials. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's, bank's, trustee's or other nominee's procedures for obtaining a legal proxy.

What votes are required to approve each of the proposals?

        Proposal 1, the nominees for Class I director will be elected by a majority of the votes cast with respect to such director nominee's election. On October 28, 2016, the board of directors amended and restated the Company's by-laws to provide for the election of directors by a majority of the votes cast, except in the case of contested elections. The "majority of votes cast" means that the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that director nominee's election. In accordance with our amended and restated by-laws, stockholders do not have the right to cumulate their votes for the election of directors.

        Proposal 2, the non-binding advisory vote approving executive compensation, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. As an advisory vote, this proposal is not binding. However, our board of directors and Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.

        Proposal 3, the ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2018, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. The Audit Committee has sole and direct responsibility for the appointment, retention, termination, compensation, evaluation and oversight of the work of any independent registered public accounting firm engaged by the Company. The Audit Committee has already appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2018. In the event of a negative vote on the ratification, the Audit Committee may reconsider its appointment of Deloitte for 2018; however, the Audit Committee will consider the outcome of the vote when making appointments of our independent registered public accounting firm in future years. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and the stockholders' best interests.

How are broker non-votes and abstentions counted?

        The presence of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, either in person or by proxy, will constitute a quorum. Shares of common stock represented by proxies at the meeting, including broker non-votes and those that are marked "ABSTAIN" will be counted as shares present for purposes of establishing a quorum. Because broker non-votes are not voted affirmatively or negatively, they will have no effect on the approval of any of the proposals, except where brokers may exercise their discretion on routine matters. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstention and broker non-votes shall not be counted as votes cast with respect to a director nominee's election in Proposal 1. As to Proposals 2 and 3, shares represented by proxies that are marked "ABSTAIN" will have the effect of a vote against the proposal, while a broker non-vote will not have an effect on the outcome of any proposal other than Proposal 3. Only the ratification of the selection of our independent registered public accounting firm in Proposal 3 is considered a routine matter. Your broker will therefore not have discretion to vote on the "non-routine" matters set forth in Proposals 1 and 2 absent direction from you.

What happens if a director nominee does not get a majority vote?

        Following certification of the stockholder vote in an uncontested election, any incumbent director who did not receive a majority of the votes cast for his or her election shall promptly tender his or her resignation, contingent upon acceptance of such resignation by the board, to the Chairman of the board. The Chairman of the board shall inform the Nominating and Corporate Governance Committee of such tender of resignation, and the Nominating and Corporate Governance Committee shall consider such resignation and recommend to the board of directors whether to accept the tendered resignation or reject it or whether any other action should be taken. In deciding upon its recommendation, the Nominating and Corporate Governance Committee shall consider all relevant factors, including without limitation the qualifications of the director who has tendered his or her resignation and the director's contribution to the Company and the board. The board will act on the recommendation of the Nominating and Corporate Governance Committee no later than 90 days after the certification of the stockholder vote and disclose the decision by filing a Form 8-K with the SEC. The board shall consider the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors that the board deems relevant.

Can I vote in person at the Annual Meeting?

        For stockholders with shares registered in the name of a brokerage firm or bank or other similar organization, you will need to obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares before you can vote your shares in person at the Annual Meeting. For stockholders with shares registered directly in their names with Computershare, you may vote your shares in person at the Annual Meeting.

What do I need to do to attend the Annual Meeting in person?

        Space for the Annual Meeting is limited and admission will be on a first-come, first-served basis. Stockholders should be prepared to present (1) valid government photo identification, such as a driver's license or passport; and (2) beneficial stockholders holding their shares through a broker, bank, trustee or other nominee will need to bring proof of beneficial ownership as of March 7, 2018, the record date, such as their most recent account statement reflecting their stock ownership prior to March 7, 2018, a copy of the voting instruction card provided by their broker, bank, trustee or other nominee or similar evidence of ownership.

Can I vote by telephone or Internet?

        For beneficial stockholders with shares registered in the name of a broker, bank, trustee or other nominee, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Stockholders should refer to the voting instruction card provided by their broker, bank, trustee or other nominee for instructions on the voting methods they offer. Stockholders of record with shares registered directly in their names with Computershare will be able to vote using the telephone and Internet. If your shares are held in an account at a broker, bank, trustee or other nominee participating in this program or registered directly in your name with Computershare, you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. If you vote by the Internet or by telephone, you do not need to send in a proxy card or voting instruction form. The deadline for Internet and telephone voting will be 11:59 p.m., Eastern Time, on April 23, 2018.

How will my proxy be voted?

        The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the Annual Meeting. Stockholders who received a proxy by mail and choose to vote by mail are requested to complete, date and sign the accompanying proxy and promptly return it in the envelope provided. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein.

        Proxies will be voted as specified by the stockholders. Unless contrary instructions are specified by the stockholder on the proxy card, if the accompanying proxy card is executed and returned (and not revoked) before the Annual Meeting, the shares of the common stock of the Company represented thereby will be voted "FOR" election of the nominees listed in this Proxy Statement as directors of the Company, "FOR" the proposal regarding advisory vote approving executive compensation and "FOR"

the ratification of Deloitte as the Company's independent registered public accounting firm for the year ending December 31, 2018. A stockholder's submission of a signed proxy will not affect his or her right to attend and to vote in person at the Annual Meeting.

How do I change or revoke my proxy?

        Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) or by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank, trustee or other nominee and that stockholder wishes to vote in person at the Annual Meeting, the stockholder must bring a legal proxy to the Annual Meeting.

Who will count and certify the votes?

        Representatives of Broadridge Investor Communication Solutions, Inc. ("Broadridge") and the staff of our corporate secretary and investor relations offices will count the votes and certify the election results. The results will be publicly filed with the SEC on a Form 8-K within four business days after the Annual Meeting.

How can I make a proposal or make a nomination for director for next year's annual meeting?

        You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our amended and restated by-laws, as applicable. In order for a stockholder proposal or nomination for director to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2019, the proposal or nomination must be received by us at our principal executive offices no later than November 21, 2018. Stockholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2019 (but not include it in our proxy materials) must provide written notice of such proposal to our Secretary at our principal executive offices between December 26, 2018 and January 25, 2019 and comply with the other provisions of our amended and restated by-laws.

Who pays for the cost of proxy preparation and solicitation?

        The accompanying proxy is solicited by our board of directors. We have also retained the firm of Georgeson to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $10,000, plus reimbursement of expenses. Broadridge will also assist us in the distribution of proxy materials and provide voting and tabulation services for the Annual Meeting. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Structure and Director Independence

        Our board of directors is currently composed of eight directors. Our amended and restated certificate of incorporation provides for a classified board of directors, with members of each class serving staggered three-year terms. We currently have three directors in Class I, three directors in Class II and two directors in Class III. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The terms of directors in Classes I, II and III end at the annual meetings in 2018, 2019 and 2020, as indicated below.

Director	Class

Peter L. Cella	Class I—Expiring 2018 Annual Meeting
John B. Corness	Class I—Expiring 2018 Annual Meeting
Stephen J. Sedita	Class I—Expiring 2018 Annual Meeting
Richard P. Fox	Class II—Expiring 2019 Annual Meeting
Laurie Ann Goldman	Class II—Expiring 2019 Annual Meeting
Nikhil M. Varty	Class II—Expiring 2019 Annual Meeting
Naren K. Gursahaney	Class III—Expiring 2020 Annual Meeting
Mark E. Tomkins*	Class III—Expiring 2020 Annual Meeting

*
Chairman of the Board

        At each annual meeting of stockholders, the successors of the directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The board of directors is therefore asking you to elect the three nominees for director whose term expires at the Annual Meeting. Peter L. Cella, John B. Corness and Stephen J. Sedita, our Class I directors, have been nominated for reelection at the Annual Meeting. See "Proposal 1—Election of Directors" below.

        The number of members on our board of directors may be fixed by resolution adopted from time to time by the board of directors. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Each director shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. During 2017, Messrs. Cella, Gursahaney and Varty were added as new members of the board of directors. On February 13, 2017, Thomas C. Tiller, Jr. resigned as a member of the board of directors, on July 26, 2017, Robert J. Gillette resigned as a member of the board of directors and on January 9, 2018, Jerri L. DeVard resigned as a member of the board of directors.

        Set forth below is biographical information as well as background information relating to each nominee's and continuing director's business experience, qualifications, attributes and skills and why the board of directors and Nominating and Corporate Governance Committee believe each individual is a valuable member of the board of directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter. The respective age of each individual below is as of March 21, 2018.

Nominees for Election to the Board of Directors in 2018

Class I—Nominees Whose Term Expires in 2021

Name	Age	Principal Occupation and Other Information
Peter L. Cella	60	Mr. Cella has served as one of our directors since February 2017. He has been a private investor since August 2017. From 2011 to August 2017, Mr. Cella served as president and chief executive officer of Chevron Phillips Chemical Company LLC, a global petrochemical company. Previously, he served in various executive positions at BASF Corp., INEOS Nitriles, Innovene, LLC and BP p.l.c. Mr. Cella's experience in executive leadership and running varied businesses, history of building strong leadership teams and knowledge of environmental and safety practices qualify him to serve on our board of directors.
John B. Corness	63

Mr. Corness has served as one of our directors since July 2016. He owns Corness Associates, a consulting firm focused on succession planning, leadership development and HR strategy. From 1999 until 2013, Mr. Corness was employed by Polaris Industries, Inc., a leading manufacturer of recreational and utility vehicles, where he held various positions including vice president of human resources. Previously, he served in various human resources positions at General Electric, Maple Leaf Foods Canada and TransAlta Resources. His strength in identifying and creating strong leadership teams, and his knowledge of executive succession planning and compensation practices and plans for public company executive officers, qualify him to serve on our board of directors.

Stephen J. Sedita	66

Mr. Sedita has served as one of our directors since December 2013. From 2008 until he retired in 2011, Mr. Sedita served as the chief financial officer and vice president of GE Home & Business Solutions, a business of General Electric Company. From 2007 until 2008, Mr. Sedita served as chief financial officer and vice president of GE Aviation. Mr. Sedita has served as a director of Controladora Mabe, S.A. de C.V., Camco Inc. and Momentive Performance Materials Holdings Inc. Mr. Sedita's extensive business and financial background and his prior board service experience qualify him to serve on our board of directors.

Continuing Members of the Board of Directors

Class II—Nominees Whose Term Expires in 2019

Name	Age	Principal Occupation and Other Information
Richard P. Fox	70	Mr. Fox has served as one of our directors since March 2014. Since 2001, Mr. Fox has been an independent consultant. From 2000 to 2001, he was president and chief operating officer of CyberSafe Corporation, a global security software provider. Mr. Fox spent 28 years at Ernst & Young LLP, a global accounting firm, last serving as managing partner at the firm's Seattle office. He currently serves on the board of directors of Acxiom Corporation, a marketing technology and services company; Pinnacle West Capital Corporation, a vertically integrated electrical utility serving the State of Arizona; and Univar Inc., an international chemical distributor. Previously, he served on the boards of Pendrell Corporation, an intellectual property investment and advisory firm until 2014; Flow International Corporation, a machine tool manufacturer until 2014; Orbitz Worldwide, Inc. until 2011; and PopCap Games until it was acquired by Electronic Arts Inc. in 2011. He is a certified public accountant in the State of Washington. As a result of his extensive accounting and financial management experience, Mr. Fox has a deep understanding of financial reporting processes, internal accounting and financial controls, independent auditor engagements and other audit committee and board functions. Mr. Fox's financial, accounting and management expertise, along with his experience on other public company boards, qualify him to serve on our board of directors.
Laurie Ann Goldman	55

Ms. Goldman has served as one of our directors since December 2015. She has been a private investor and advisor since 2014. She serves on the board of directors of Francesca's Holdings Corporation, a women's retail clothing business. From 2002 until 2014, Ms. Goldman served as chief executive officer of Spanx, Inc., a women's undergarment and apparel company. Ms. Goldman brings significant brand management and multi-channel product and marketing experience, and her prior executive management expertise, along with her experience on a public company board, qualify her to serve on our board of directors.

Nikhil M. Varty	53

Mr. Varty has served as ServiceMaster's Chief Executive Officer and a director since July 2017. From 2012 until 2016, Mr. Varty served as president of the Americas and global vice president of mergers & acquisitions at WABCO Holdings Inc., a leading global supplier of electronic, mechanical, electro-mechanical and aerodynamic products for the major manufacturers of commercial trucks, buses, trailers and passenger cars. From 2005 through 2012, Mr. Varty served as vice president and business unit leader for WABCO's compression & braking business unit in Brussels, Belgium. Mr. Varty's extensive business and management background and his prior experience leading and managing large, complex organizations qualify him to serve on our board of directors.

Class III—Directors Whose Term Expires in 2020

Name	Age	Principal Occupation and Other Information
Naren K. Gursahaney	56	Mr. Gursahaney has served as one of our directors since December 2017. He has been a private investor since 2016. From 2012 until 2016, he served as president and chief executive officer, and a member of the board of directors, of The ADT Corporation, a leading provider of security and automation solutions for homes and businesses in the United States and Canada. From 2003 until 2012, he served in various executive positions at Tyco International Ltd. He currently serves on the board of directors of NextEra Energy, Inc. Mr. Gursahaney's extensive experience in operations, strategic planning and with large, global residential and commercial services companies qualify him to serve on our board of directors.
Mark E. Tomkins	62

Mr. Tomkins has served as one of our directors since June 2015 and as non-executive Chairman since May 2016. He has been a private investor since 2006. He currently serves on the board of directors of W. R. Grace & Co., a specialty chemical and specialty materials manufacturing and production company. From 2007 to 2012, he served on the board of directors of CVR Energy, Inc., a petroleum refining and nitrogen fertilizer manufacturing company. From 2005 until 2006, Mr. Tomkins served as senior vice president and chief financial officer of Innovene, a petrochemical and oil refining company controlled by BP p.l.c. that is now part of the INEOS Group. Prior to Innovene, he served as chief financial officer of Vulcan Materials Company and Great Lakes Chemical (now Chemtura). He also held several senior level operating finance positions with Allied Signal (Honeywell) and Monsanto. Mr. Tomkins is a certified public accountant. Mr. Tomkins' financial, accounting and management expertise, along with his experience on other public company boards, qualify him to serve on our board of directors.

        On July 26, 2017, the Company announced that it intends to separate its American Home Shield business from the Company's Terminix and Franchise Services Group businesses by means of a spin-off of the American Home Shield business to Company stockholders, resulting in two publicly traded companies. The spin-off would create two independent companies, each with an enhanced strategic focus, simplified operating structure, distinct investment identity and strong financial profile. The transaction is expected to be completed in the third quarter of 2018, subject to satisfaction of customary conditions, including the effectiveness of a Registration Statement on Form 10, receipt of a favorable ruling from the IRS concerning certain tax matters and final approval by the Company's board of directors, and it is intended to qualify as a tax-free distribution to the Company's stockholders for U.S. federal income tax purposes. If the spin-off transaction is completed, we expect that one or more of our directors may become directors of the new American Home Shield company, in which case they will resign from our board of directors.

Director Independence

        Our board of directors has determined, after considering all of the relevant facts and circumstances, that Ms. Goldman and Messrs. Cella, Corness, Fox, Gursahaney, Tomkins and Sedita are "independent" as defined under New York Stock Exchange ("NYSE") listing standards. In making its determination of director independence, our board of directors considers the NYSE listing standards and all relevant facts and circumstances, including ensuring that the following categories of relationships between a director and our Company are evaluated:

  •
  employment of a director or a director's immediate family member by, a director's position as a director with, or direct or indirect ownership by a director or a director's immediate family member of a 10 percent or greater equity interest in, another company or organization that made payments to, or received payments from, our Company or any of our subsidiaries for property or services in an amount which, in each of the last three fiscal years, did not exceed the greater of $1 million or two percent of such other company's consolidated gross revenues; and

  •
  a relationship of a director or a director's immediate family member with a charitable organization, as an executive officer, board member, trustee or otherwise, to which our Company or any of our subsidiaries has made, in any of the last three fiscal years, charitable contributions of not more than the greater of $100,000 or two percent of such charitable organization's consolidated gross revenues.

        No director qualifies as "independent" unless the board of directors affirmatively determines that the director has no material relationship with our Company or our subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company or any of our subsidiaries). Our board of directors assesses on a regular basis, and at least annually, the independence of directors and, based on the recommendation of the Nominating and Corporate Governance Committee, makes a determination as to which members are independent. To assist the board of directors in making its independence assessment, each year members of our board of directors complete responses to a questionnaire, which requires disclosure of each director's and his or her immediate family's relationships to the Company, as well as any potential conflicts of interest and other matters. For 2017, there were no related-party or conflicts of interest transactions between the Company and any of our independent directors that require disclosure under SEC rules.

Board Leadership Structure

        Our board of directors is currently led by our non-executive Chairman, Mr. Tomkins. As stated in our Corporate Governance Guidelines, the board has no policy with respect to the separation of the offices of Chairman of the Board and CEO. The board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in any way that is in the best interests of the company at a given point in time. The board believes this governance structure currently promotes a balance between the board's independent authority to oversee our business and the CEO and his management team who manage the business on a day-to-day basis. The board expects to periodically review its leadership structure to ensure that it continues to meet our needs.

Meetings of the Board of Directors and Attendance at the Annual Meeting

        Our board of directors held 10 meetings during the fiscal year ended December 31, 2017. Each of our incumbent directors attended at least 75 percent of the total number of meetings of the board and any committees of which he or she was a member in 2017. Directors are encouraged to attend our annual meetings. All of the directors serving on the board at the time attended the 2017 Annual Meeting.

Executive Sessions

        Executive sessions, which are meetings of the independent directors, are regularly scheduled throughout the year. Since Mr. Tomkins' appointment as non-executive Chairman in May 2016, he has presided over the executive sessions. The committees of the board, as described more fully below, also meet regularly in executive session.

Corporate Governance Guidelines

        Our board of directors has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available on our website at www.servicemaster.com/company/about/corporate-governance. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, board composition, director compensation and management and succession planning. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our board of directors any changes to the guidelines.

Code of Conduct and Financial Code of Ethics

        We have a Financial Code of Ethics that applies to the CEO, CFO and Controller, or persons performing similar functions, and other designated officers and associates, including the primary financial officer of each of our business units and the Treasurer. We also have a Code of Conduct that applies to all of our directors, officers and associates. The Financial Code of Ethics and Code of Conduct each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. The Financial Code of Ethics and the Code of Conduct is available without charge on our website at www.servicemaster.com/company/about/corporate-governance.

        We will promptly disclose any substantive changes in or waiver of, together with reasons for any waiver of, either of these codes granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, by posting such information on our website at www.servicemaster.com/company/about/corporate-governance.

Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters

        In accordance with the Sarbanes-Oxley Act, our Audit Committee has adopted procedures for the receipt, retention and treatment of complaints regarding accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters.

Board Committees

        Our board of directors maintains an Audit Committee, a Compensation Committee, an Environmental, Health and Safety Committee and a Nominating and Corporate Governance Committee. Each of these committees is comprised entirely of independent directors. Below is a brief description of our committees. The following table shows the committee members as of December 31, 2017, and the number of meetings held during 2017.

Director	Audit		Compensation		Nominating & Corporate Governance		Environmental, Health & Safety
Peter L. Cella	X		X				X
John B. Corness			X	*	X
Jerri L. DeVard	X						X
Richard P. Fox	X	*			X
Naren K. Gursahaney
Laurie Ann Goldman			X		X
Stephen J. Sedita	X						X	*
Mark E. Tomkins			X		X	*
Nikhil M. Varty(1)
Number of Meetings in 2017	4		5		1		2

X=
Committee Member as of December 31, 2017; * = Chair

(1)
As CEO, Mr. Varty attends each of the committee meetings as invited, but he is not a member of the committees.

In January 2018, with Ms. DeVard's resignation, the board of directors reconstituted the membership of each of the committees as follows:

Director	Audit	Compensation	Nominating & Corporate Governance	Environmental, Health & Safety
Peter L. Cella	X	X		X
John B. Corness		X*	X
Richard P. Fox	X*		X
Naren K. Gursahaney	X			X
Laurie Ann Goldman		X	X
Stephen J. Sedita	X			X*
Mark E. Tomkins		X	X*
Nikhil M. Varty(1)

X=
Current Committee Member; * = Chair

(1)
As CEO, Mr. Varty attends each of the committee meetings as invited, but he is not a member of the committees.

Audit Committee

        Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The charter of our Audit Committee is available without charge on our website at www.servicemaster.com/company/about/corporate-governance.

        The current members of our Audit Committee are Messrs. Fox (Chair), Cella, Gursahaney and Sedita. Our board of directors has designated each of Messrs. Fox, Cella, Gursahaney and Sedita as "audit committee financial experts," and each has been determined to be "financially literate" under the NYSE rules. Our board of directors has also determined that Messrs. Fox, Cella, Gursahaney and Sedita are "independent" as defined under NYSE and Exchange Act rules and regulations. The charter of our Audit Committee states that no director may serve on the Audit Committee if such director simultaneously serves on the audit committee of more than three public companies (including the Company), unless the board of directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Mr. Fox serves on four public company audit committees, including the Company's; the board of directors determined that his simultaneous service on those committees would not impair Mr. Fox's ability to effectively serve on the Company's Audit Committee.

Compensation Committee

        Our Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers and directors of our company and its subsidiaries (including the CEO), establishing the general compensation policies of our company and its subsidiaries and reviewing, approving and overseeing the administration of the employee benefits plans of our company and its subsidiaries. Our Compensation Committee also periodically reviews management development and succession plans. The charter of our Compensation Committee is available without charge on our website at www.servicemaster.com/company/about/corporate-governance.

        The current members of our Compensation Committee are Messrs. Corness (Chair), Cella and Tomkins and Ms. Goldman. Our board of directors determined that each member of the Compensation Committee is "independent" as defined under NYSE listing standards. The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers. During 2017, the committee engaged Semler Brossy Consulting Group, LLC ("Semler Brossy") to advise it on executive compensation program-design matters and to prepare market studies of the competitiveness of components of the company's compensation program for its senior executive officers, including the named executive officers and non-employee directors. Semler Brossy is a global professional services company. The Compensation Committee performed an assessment of Semler Brossy's independence to determine whether the consultant is independent, taking into account Semler Brossy's executive compensation consulting protocols to ensure consultant independence and other relevant factors. Based on that assessment, the Compensation Committee determined that the firm's work has not raised any conflict of interest and the firm is independent.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates to the board of directors for election to our board of directors, reviewing the composition of the board of directors and its committees, developing and recommending to the board of directors corporate governance guidelines that are applicable to us and overseeing board of directors evaluations. The charter of our Nominating and Corporate Governance Committee is available without charge on our website at www.servicemaster.com/company/about/corporate-governance.

        The current members of our Nominating and Corporate Governance Committee are Messrs. Tomkins (Chair), Corness and Fox and Ms. Goldman. Our board of directors determined that each member of the Nominating and Corporate Governance Committee is "independent" as defined under NYSE listing standards.

Environmental, Health and Safety Committee

        Our Environmental, Health and Safety Committee is responsible, among its other duties and responsibilities, for reviewing the status of the Company's policies and practices concerning environmental, health and safety matters, including processes to manage environmental, health and safety risk and ensure compliance with applicable laws and regulations; reviewing and monitoring the Company's environmental, health and safety risk assessments, performance, strategies, training and resources; and providing input to the Company on the management of current and emerging environmental, health and safety regulations and issues. The charter of our Environmental, Health and Safety Committee is available without charge on our website at www.servicemaster.com/company/about/corporate-governance.

        The current members of our Environmental, Health and Safety Committee are Messrs. Sedita (Chair), Cella and Gursahaney. Our board of directors determined that each member of the Environmental, Health and Safety Committee is "independent" as defined under NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

        Messrs. Corness, Cella, Sedita, Tiller and Tomkins and Ms. Goldman served on the Compensation Committee in 2017. During 2017, no member of the Compensation Committee was at any time an officer or employee of ServiceMaster or any of our subsidiaries nor was any such person a former officer of ServiceMaster or any one of our subsidiaries. For 2017, there were no related-party or conflicts of interest transactions between the Company and any of our Compensation Committee members that require disclosure under SEC rules.

Selection of Nominees for Election to the Board

        Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will identify and select, or recommend that the board select, board candidates who the Nominating and Corporate Governance Committee believes are qualified and suitable to become members of the board consistent with the criteria for selection of new directors adopted from time to time by the board. The Nominating and Corporate Governance Committee considers the board's current composition, including expertise, diversity and balance of inside, outside and independent directors, and considers the general qualifications of the potential nominees, such as: integrity and honesty; the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole; a background and experience with healthcare, operations, finance or marketing or other fields which will complement the talents of the other board members; willingness and capability to take the time to actively participate in board and committee meetings and related activities; ability to work professionally and effectively with other board members and the Company's management; availability to remain on the board long enough to make an effective contribution; satisfaction of applicable independence standards; and absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues.

        In identifying candidates for election to the board of directors, the Nominating and Corporate Governance Committee considers nominees recommended by directors, stockholders and other sources. The Nominating and Corporate Governance Committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the board of directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee would recommend the candidate for consideration by the full board of directors. The Nominating and Corporate Governance

Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

        The Nominating and Corporate Governance Committee will consider director candidates proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: ServiceMaster Global Holdings, Inc., c/o Secretary, 150 Peabody Place, Memphis, TN 38103. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the board of directors. Our amended and restated by-laws set forth the requirements for direct nomination by a stockholder of persons for election to the board of directors.

Stockholder Engagement

        We expect all of our directors to attend our annual meetings of stockholders and be available to answer questions from stockholders at the meetings. Between meetings, we expect our CEO and our Senior Vice President and Chief Financial Officer, to engage with stockholders on a regular basis at industry and financial conferences, road shows and one-on-one meetings. Mr. Tomkins, our non-executive Chairman, is also available to meet with stockholders on matters that they believe are better addressed by an independent director.

Communications with the Board

        Any stockholder or interested party who wishes to communicate with our board of directors as a whole, the independent directors, our Chairman or any individual member of the board or any committee of the board may write to or email the Company at: ServiceMaster Global Holdings, Inc., c/o Assistant Secretary, 150 Peabody Place, Memphis, TN 38103 or Board_of_Directors@servicemaster.com.

        The board has designated the Company's Assistant Secretary as its agent to receive and review written communications addressed to the board, any of its committees, or any board member or group of members. The Assistant Secretary may communicate with the sender for any clarification. In addition, the Assistant Secretary will promptly forward to the chair of the Audit Committee and the Company's General Counsel any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Assistant Secretary to be potentially material to the Company. As an initial matter, the Assistant Secretary will determine whether the communication is a proper communication for the board. The Assistant Secretary will not forward to the board, any committee or any director communications of a personal nature or not related to the duties and responsibilities of the board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Assistant Secretary to be immaterial to the Company.

        Separately, the Audit Committee has established a whistleblower policy for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by associates of the Company of concerns regarding questionable accounting or auditing matters.

Risk Oversight

        Our board of directors as a whole has responsibility for overseeing our risk management. The board of directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board of directors and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the board of directors about the identification and assessment of key risks and our risk mitigation strategies. The full board of directors has primary responsibility for evaluating strategic and operational risk management and succession planning. Our Audit Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk, including oversight on compliance related to legal and regulatory exposure, and meets regularly with our chief legal and compliance officers. Our Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Audit Committee and Compensation Committee provide reports to the full board of directors regarding these and other matters.

Director Compensation

2017 Cash and Equity Retainers

        Effective as of April 1, 2017, members of the board of directors who are not employed by us are entitled to receive an annual retainer of $200,000, of which $80,000 is payable in cash and the other $120,000 payable in restricted stock as of the date of the Annual Meeting and vests on the earlier of the next annual stockholders' meeting or the first anniversary following the grant date, subject to continued service on the board of directors. The restricted stock awards become fully vested on a change in control (as defined in the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan, the "Omnibus Incentive Plan") or on a termination of the director's services due to death or disability (as defined in the Omnibus Incentive Plan). In connection with Ms. DeVard's resignation, the board of directors determined to accelerate the vesting of Ms. DeVard's restricted stock award, which was granted on April 25, 2017, so that it vested on January 9, 2018. In addition to the amounts described above, the non-executive Chairman will receive an additional annual cash retainer of $50,000 and an extra $100,000 award of restricted stock vesting on the same terms as described above. The chairpersons of the Audit Committee and the Compensation Committee will each receive an additional annual cash retainer of $20,000, and the chairpersons of the Nominating and Corporate Governance Committee and the Environmental, Health and Safety Committee will each receive an additional annual cash retainer of $10,000. All of our directors were reimbursed for reasonable expenses incurred in connection with attending board of directors meetings and committee meetings.

2017 Director Compensation Table

        This table shows the compensation that each non-employee director received for his or her board and committee chair service in 2017. Amounts reflect partial year board service for Messrs. Cella, Gursahaney and Tiller.

Name of Director	Cash Fees(1)	Stock Awards(2)		Other Fees(3)	Total
Peter L. Cella	$68,750	$141,100	(4)	$450	$210,300
John B. Corness	$92,500	$120,000		—	$212,500
Jerri L. DeVard	$77,500	$120,000		—	$197,500
Richard P. Fox	$96,250	$120,000		$1,300	$217,550
Naren K. Gursahaney	$6,667	$47,700		$1,250	$55,617
Laurie Ann Goldman.	$77,500	$120,000		—	$197,500
Thomas C. Tiller, Jr.	$20,000	—		—	$20,000
Mark E. Tomkins	$137,500	$220,000		$100	$357,600
Stephen J. Sedita	$85,000	$120,000		—	$205,000

(1)
Total of cash fees paid for annual board retainer and committee chair retainer. Prorated from the time of their appointment to the board or committee chair. The annual cash retainer for board fees was previously $70,000 and was increased to $80,000 effective as of April 1, 2017.

(2)
The amounts in this column reflect the grant date fair value of restricted stock awarded (rounded up to one full share if necessary) for annual board retainer. For Messrs. Cella and Gursahaney, the grant of restricted stock was prorated to the time of their appointment to the board of directors in February and December 2017, respectively. The restricted stock awards were valued based on the grant date fair value of $37.79 per share for Mr. Cella for prorated grant in February (559 restricted shares); $42.11 per share for Mses. DeVard and Goldman and Messrs. Cella, Corness, Fox and Sedita (2,850 restricted shares); $42.11 per share for Mr. Tomkins (5,225 restricted shares for additional non-executive Chairman retainer); and $48.88 per share for Mr. Gursahaney's prorated grant in December (976 restricted shares), which was equivalent to the then current fair value of common stock at the grant date.

(3)
The numbers in this column reflect imputed income (and tax gross-up) for spousal travel to a Company-sponsored function.

(4)
Mr. Cella joined the board of directors on February 15, 2017, and the value in the table above reflects a prorated stock grant ($21,100 in restricted stock) on that date and his annual stock grant on April 25, 2017 ($120,000 in restricted stock).

Stock Ownership Guidelines

        The board of directors has adopted stock ownership guidelines for members of the board of directors and for executive officers of the Company. The board believes that setting these ownership guidelines will enhance directors' and executive officers' alignment with other stockholders. The Compensation Committee will review director and executive officer stock ownership levels on an annual basis.

Board of Directors

        Members of the board of directors are expected to hold stock valued at five times the annual cash retainer. The annual cash retainer is $80,000 effective as of April 1, 2017, resulting in a current expectation to hold stock valued at $400,000. Directors will have a period of five years from February 2015 or their appointment to the board, whichever is later, to meet the ownership guidelines. All directors subject to the stock ownership guidelines are on track to meet their stock ownership level within the five-year period.

Executive Officers

        The guidelines for executive officers are based on a multiple of annual base salary with the CEO expected to own stock valued at six times his annual salary and other executive officers expected to own stock valued at three times their respective annual salaries. Until an executive officer meets these stock ownership guidelines, each executive officer is required to retain 50 percent of the shares obtained, net of the strike price and taxes, upon the exercise of stock options and vestings of other equity awards that are granted on or after February 18, 2018. Shares included in the ownership guideline calculation include shares owned by the executive, unvested restricted stock units ("RSUs") and 25 percent of the in-the-money value of vested options.

Certain Securities Transactions

  Short Selling

        Our board of directors has adopted a policy that prohibits our directors and executive officers from short sales and transactions in puts and calls of the Company's securities. Short sales of securities of the Company evidence an expectation on the part of the seller that such securities will decline in value and signal to the market an absence of confidence in the short-term prospects of the Company. Short sales may also reduce the seller's incentive to improve the performance of the Company.

  Pledges and Hedges

        In addition, the adopted policy strongly discourages any of our directors and executive officers from engaging in hedging transactions in the Company's securities. Certain forms of hedging or monetization transactions (such as zero-cost collars and forward sale contracts) allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential appreciation in the stock. These transactions allow the person to continue to own the stock, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as the Company's other stockholders.

EXECUTIVE OFFICERS

        The following table sets forth information about our executive officers as of March 21, 2018.

Name	Age	Present Positions	First Became an Officer
Nikhil M. Varty	53	Chief Executive Officer & Director	2017
Anthony D. DiLucente	59	Senior Vice President & Chief Financial Officer	2017
Timothy M. Haynes	51	President, American Home Shield	2013
Susan K. Hunsberger	55	Senior Vice President, Human Resources	2014
James T. Lucke	57	Senior Vice President, General Counsel & Secretary	2013
Mary Kay Wegner	50	President, Franchise Services Group	2013

        Nikhil M. Varty has served as ServiceMaster's Chief Executive Officer and a director since July 2017. From 2012 until 2016, Mr. Varty served as president of the Americas and global vice president of mergers & acquisitions at WABCO Holdings Inc., a leading global supplier of electronic, mechanical, electro-mechanical and aerodynamic products for the major manufacturers of commercial trucks, buses, trailers and passenger cars. From 2005 through 2012, Mr. Varty served as vice president and business unit leader for WABCO's compression & braking business unit in Brussels, Belgium.

        Anthony D. DiLucente has served as ServiceMaster's Senior Vice President and Chief Financial Officer since February 25, 2017. Mr. DiLucente joined ServiceMaster as Senior Vice President on January 17, 2017. From April 2011 until January 2017, he served as executive vice president and chief financial officer of HDT Global, a comprehensive provider of mobility solutions for military and government applications. He previously held financial leadership positions with Sun Capital Partners, Inc., Masonite Inc., Johns Manville and Honeywell International, Inc. Mr. DiLucente served as executive vice president and chief financial officer of Masonite Inc. when on March 16, 2009 Masonite Inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code and made a similar filing in Canada.

        Timothy M. Haynes has served as President, American Home Shield since September 2015. Mr. Haynes joined ServiceMaster in January 2012 and previously served as Senior Vice President and Chief Information Officer from December 2013 until September 2015 and prior to that served as Vice President of Information Technology for American Home Shield and Franchise Services Group. From February 2006 until January 2012, Mr. Haynes served in a variety of Information Technology executive leadership roles for Nissan Motor Limited and Nissan Americas.

        Susan K. Hunsberger has served as Senior Vice President, Human Resources since January 2014. From February 2010 until December 2013 she served as senior vice president, human resources, for the global business solutions (GBS) group of Connecticut-based Nielsen Holdings N.V., a global information and measurement company with leading market positions in marketing and consumer information, television and other media measurement, online intelligence and mobile measurement. From November 1997 until February 2010, Ms. Hunsberger served in a variety of human resources leadership positions at GE Aviation, a division of General Electric Company.

        James T. Lucke has served as Senior Vice President, General Counsel and Secretary since September 2013. From May 2007 until May 2013, Mr. Lucke served as vice president, general counsel and secretary of Mohawk Industries, Inc., a leading producer of floor covering products for residential and commercial applications.

        Mary Kay Wegner has served as President, Franchise Services Group since November 2016. From February 2016 until November 2016, she served as Senior Vice President, Service and Operations, Terminix. Ms. Wegner joined ServiceMaster in April 2010 and served as Senior Vice President, Supply Management from July 2013 until February 2016 and as Vice President, Fleet from April 2010 until July 2013. Ms. Wegner continues to oversee the Company's supply management function. From March 2009 until April 2010, Ms. Wegner served as the executive in charge of North American fleet operations for Coca-Cola Enterprises, where she was responsible for policy, process and operational performance across the United States and Canada.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section describes the material elements of our 2017 executive compensation program and the principles underlying our executive compensation policies and decisions. In addition, in this section, we provide information regarding the compensation paid to each individual who served in the capacity as principal executive officer (CEO) or principal financial officer (CFO) during 2017 and the three most highly compensated executive officers (other than the CEO and CFO) who were serving as such as of the end of our most recent fiscal year, collectively referred to as our Named Executive Officers, or "NEOs." We have also included compensation data for one former executive officer, who, by virtue of his compensation, would have been designated as a "NEO." For fiscal 2017 our NEOs are as follows:

  •
  Nikhil M. Varty, Chief Executive Officer;

  •
  Robert J. Gillette, Former Chief Executive Officer (departed in August 2017);

  •
  Anthony D. DiLucente, Senior Vice President and Chief Financial Officer;

  •
  Alan J. M. Haughie, Former Senior Vice President and Chief Financial Officer (departed in March 2017);

  •
  Timothy M. Haynes, President, American Home Shield ("AHS");

  •
  Mary Kay Wegner, President, Franchise Services Group;

  •
  Marvin O. Davis, Senior Vice President and Chief Marketing Officer (departed in February 2018); and

  •
  Martin Wick, Former Chief Operating Officer, Terminix (departed in December 2017).

Highlights

  Business Performance

  •
  The financial performance of the Company demonstrated improvement over the prior year Adjusted EBITDA and revenue. However, financial performance in 2017 did not fully meet target objectives. Details of the financial performance of the Company are available in Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 ("2017 Form 10-K"). Please see the narrative in the "Annual Bonus Plan" section below for more detailed information on this subject.

Metric	2017 Target Performance	2017 Actual Achievement
Adjusted EBITDA	$717 million	$678 million
Revenue	$2,923 million	$2,912 million
  •
  The Company's stock price increased by 35 percent during 2017.

  •
  The Company announced in July 2017 its intent to spin-off the AHS business as an independent, publicly traded company during the third quarter of 2018.

  Management Structure

  •
  Changes were made to our leadership structure during 2017. In July 2017, the Company announced that Mr. Gillette was departing as CEO and would be replaced by Mr. Varty, who was hired from outside the Company. Mr. Haughie left the Company in March 2017 and was replaced by Mr. DiLucente as CFO. Mr. Wick left the Company in December 2017. Subsequent to 2017, Mr. Davis left the Company in February 2018.

  Compensation Decisions

  •
  Base salaries of the NEOs were increased on a selective basis. In 2017, adjustments were made to salaries for Mr. DiLucente (11.1 percent increase) to better align his salary with internal peers and external benchmarks and Mr. Haynes (5.9 percent increase) to reflect his continued development as the President of AHS and to better align his salary with external benchmarks for similarly sized business units.

  •
  The Compensation Committee reviewed the target bonus opportunities for each of the NEOs and made no changes during 2017.

  •
  Long-term incentive ("LTI") awards were granted to NEOs and are performance-based, comprised of nonqualified stock options and performance share units ("PSUs") with approximately equal grant date values. Annual LTI grants approved during 2017 were consistent with target levels and prior year awards.

  •
  The board of directors approved LTI awards for Mr. Varty upon his hire as CEO. The LTI awards are intended to ensure a successful spin-off of AHS and were granted at competitive levels. Subject to continued employment, restricted share and performance RSU awards vest on his first anniversary of employment and on the effective date of the spin-off of AHS, respectively. The stock options awarded vest in equal installments over four years and are intended to reward increases in stockholder value over the long term.

  •
  Following the announcement of the spin-off of AHS, the Compensation Committee approved retention awards in the form of performance RSUs to members of the Executive Leadership Team, including Messrs. DiLucente, Haynes, Davis and Wick and Ms. Wegner to ensure continuity of leadership during a time of transition for the Company. These awards vest contingent upon the consummation of the spin-off and will vest in two tranches for Mr. Haynes, 50 percent of the units vesting on the date of the spin-off and 50 percent vesting on the first anniversary of the date of the spin-off. The awards for Mr. DiLucente and Ms. Wegner will vest in one tranche upon consummation of the spin-off. The performance RSU award will be forfeited if the spin-off of AHS does not occur on or prior to March 31, 2019. A prorated number of the performance RSUs settled for Messrs. Davis and Wick upon their departures.

Objectives of Our Compensation Program

        Our compensation plans for executive officers (including the NEOs) are designed to:

  •
  Attract, motivate and retain highly qualified executives;

  •
  Reward successful performance by the executives and us by linking a significant portion of compensation to financial and business results;

  •
  Align our executives' long-term interests with those of our stockholders through meaningful share ownership; and

  •
  Appropriately balance long-term and short-term incentive compensation so that short-term performance is not emphasized at the expense of long-term value creation.

Elements of Executive Compensation, including for NEOs

        To meet these objectives, our executive compensation program consists of the following:

  •
  Base salary, which is intended to attract and retain highly qualified executives and to recognize individual performance by the executive;

  •
  Annual cash incentive, which is intended to motivate each executive to achieve short-term Company (and, where applicable, business unit) performance goals while contributing to the attainment of long-term business objectives;

  •
  Special bonus awards for retention or promotions from time to time;

  •
  For 2017, annual grants of PSUs and stock options to motivate executives to achieve long-term performance goals and to provide equity ownership of our common stock to our executives to ensure goal alignment with our stockholders. The PSUs are earned based on the Company's performance and may vest following a three-year performance period;

  •
  Periodic retention, recognition or promotion awards are typically granted in the form of RSUs or performance RSUs. In general, the RSUs and stock options granted are time-vested equity awards. The performance RSUs vest upon the spin-off of AHS and also, in some cases, one year after the spin-off. If the spin-off of AHS is not completed by March 31, 2019, these performance RSU awards will be forfeited; and

  •
  Employee benefits, including retirement benefits, health and welfare benefits, perquisites, new hire bonus and relocation benefits, which are intended to attract and retain qualified executives by ensuring that our benefit programs are competitive.

        The Compensation Committee determined a target mix of compensation delivered through the three core elements of base salary, annual cash incentive and long-term incentive awards described above based on competitive market data and internal equity, ensuring that the total compensation is heavily weighted to performance-based elements. The target mix of compensation elements for Mr. Varty, the CEO, and an average mix for other NEOs are pictured below.

        Each of these elements, discussed in more detail below, plays an integral role in our balancing of executive rewards over short- and long-term periods and our ability to attract and retain key executives. We believe the design of our executive compensation program creates alignment between performance achieved and compensation awarded and motivates achievement of both annual goals and sustainable long-term performance.

Determination of Executive Compensation

Pay Decision Process

        The role of our Compensation Committee is to assist our board of directors in the discharge of its responsibilities relating to our executive compensation program. Our Compensation Committee is responsible for establishing, administering and monitoring our policies governing the compensation for our executive officers, including determining base salaries and short-term and LTI awards.

        The Compensation Committee determines the CEO's compensation and reports and discusses the approved compensation with the board of directors. Historically, in determining the CEO's compensation, the Compensation Committee has considered the following factors: (1) our operating and financial performance, (2) the competitive market data provided by Semler Brossy, our external compensation consultant, as presented to the Compensation Committee by our Senior Vice President, Human Resources in collaboration with Semler Brossy, (3) the assessment by the Compensation Committee of the CEO's individual performance with subsequent discussion with the full board of directors and (4) prevailing economic conditions. The CEO has historically recommended to the Compensation Committee compensation for the other executive officers based on his assessment of each executive officer's area of responsibility, individual and business unit performance, overall contribution, the competitive market data provided by Semler Brossy and prevailing economic conditions. All aspects of compensation for our executive officers in fiscal year 2017 were determined by the Compensation Committee, and the Compensation Committee provides all functions described in this Compensation Discussion and Analysis as provided in its charter.

        We believe that our executive compensation program must be attractive to compete in the market for executive talent and must support our growth strategy. As a result of this focus, we rely on competitive pay practices and individual and business performance in determining the compensation of our executives. In making these compensation determinations, we also consider historical individual compensation levels and historical company payout levels for annual cash incentives. The executive compensation program and underlying philosophy are reviewed at least annually to determine what, if any, modifications should be considered.

Compensation Risk Assessment

        The Compensation Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company's compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary, short-term incentives and LTI awards in such a way as to not encourage excessive risk taking.

Clawback Policy

        The board of directors has approved and implemented a clawback policy that provides the Compensation Committee with the discretion to claw back performance-based compensation in the event of a restatement of Company financial statements or misconduct. This policy was approved in February 2016 and became effective on a prospective basis.

Say-on-Pay

        The Compensation Committee considers the advisory vote from stockholders as an important input into the determination of the compensation program structure. The approval of the executive compensation program by almost 98 percent of the votes cast by stockholders in 2017 provides a further endorsement of our executive compensation program. The most significant change to the compensation structure during 2016 was the grant of the first annual LTI awards since the Company's initial public offering ("IPO") in 2014. The annual grant of these LTI awards enables the Company to deliver compensation that is competitive with the external market, while further aligning executives' interests with those of our stockholders. The Compensation Committee will continue to consider stockholder feedback as part of its decision-making process.

Peer Group

        In 2017, the Compensation Committee reviewed and confirmed the group of peer companies (the "Peer Group") to which we compare our NEOs' compensation. The Compensation Committee approved a list of 13 companies as our Peer Group. These companies are generally 0.3 to 3.0 times our revenue size, based on 2016 revenue figures.

        The peer companies are generally from the service industry and have a distributed business model. The Compensation Committee also considered the growth rates of the companies when selecting this group of companies. We review the Peer Group and may from time to time adjust the companies comprising the group to better reflect competitors in the industries in which we compete, companies with similar business models and companies that compete in our labor markets for talent. For 2017, there were no changes to the Peer Group approved for 2016, which consists of the following companies:

ABM Industries Incorporated	Rollins, Inc.
The ADT Corporation	Service Corporation International
Chemed Corporation	Spectrum Brands Holdings, Inc.
Cintas Corporation	The Scotts Miracle Grow Company
Realogy Holdings Corp.	Waste Connections, Inc.
Rentokil Initial plc	Weight Watchers International, Inc.
Republic Services, Inc.

        As part of our review of competitive pay practices, we engaged Semler Brossy in 2017 to conduct a market review to determine whether executive officer total compensation opportunities were competitive. In determining 2017 executive compensation, the Compensation Committee relied on the Peer Group data for positions reported in the peer companies' respective proxy statements provided by Semler Brossy. A general survey of competitive market data for positions which were not reported in Peer Group proxy statements was provided by Aon Hewitt and was adjusted to mirror general market merit increases, as identified in market salary increase surveys sponsored by compensation consulting organizations. The survey data reflects companies in general industries with revenue sizes between $1 and $5 billion. The positions for which survey data was the primary source of competitive information include business unit presidents, the heads of Marketing and Strategy, Human Resources, Supply Management and Information Technology functions. The Compensation Committee then evaluated base pay and annual bonuses for our executives as discussed below. Differences in total compensation generally reflect the relevant experience, expertise, tenure and performance of the individual executive officer within his or her role.

CEO Performance

        The Company negotiated salary, 2017 bonus and equity awards with Mr. Varty as part of his agreement to join the Company as CEO in July 2017. The Compensation Committee confirmed the salary, annual bonus and LTI awards detailed in Mr. Varty's employment agreement and reviewed performance for 2017, with a focus on actions taken to ensure a successful spin-off of AHS, highlighted by:

  (1)
  A six percent increase in revenue;

  (2)
  A two percent increase in Adjusted EBITDA;

  (3)
  Announced the intent to spin-off AHS as an independent, publicly traded company, with subsequent actions to ensure an efficient and effective spin-off process; and

  (4)
  Restructured the management and organizational structures of the Terminix business.

        Key operational strategies that have enhanced the Company's ability to deliver solid performance on a consistent basis have been implemented and key initiatives have been undertaken in 2017, which should bear positive results in the future. The Compensation Committee did not adjust Mr. Varty's compensation package, but was pleased with Mr. Varty's performance in the second half of 2017 and with the initiatives launched and his vision for the Company.

Base Salary

        The Compensation Committee annually reviews the base salaries of our executive officers. The Compensation Committee may take into account numerous factors when making its determination including the NEO's experience relative to industry peers, competitive market data, time in his or her position, individual performance, future potential and leadership qualities.

        The following table sets forth information regarding the 2017 base salaries for our NEOs.

2017 Salary Table

Named Executive Officer	Base Salary as of January 1, 2017 ($)	Base Salary as of December 31, 2017 ($)	Aggregate Increase %
Nikhil M Varty(1)	N/A	1,000,000	N/A
Robert J. Gillette(2)	1,100,000	N/A	N/A
Anthony D. DiLucente(3)	N/A	500,000	11.1%
Alan J. M. Haughie(4)	575,000	N/A	N/A
Timothy M. Haynes(5)	425,000	450,000	5.9%
Mary Kay Wegner	425,000	425,000	0%
Marvin O. Davis	400,000	400,000	0%
Martin Wick(6)	415,000	415,000	0%

(1)
Mr. Varty's was hired on July 26, 2017 with a salary of $1,000,000, consistent with his employment agreement. He did not receive a salary increase during 2017.

(2)
Mr. Gillette left the Company on August 24, 2017 and, as such, has no year-end salary. He did not receive a salary increase during 2017.

(3)
Mr. DiLucente was hired on January 17, 2017 with a salary of $450,000 consistent with his offer of employment. He received an increase to his annual salary of $50,000, or 11.1 percent, in September 2017 to better align his salary with internal peers, external market and to recognize the significant contributions he has made to improve the efficiency of company operations and his efforts related to the AHS spin transaction.

(4)
Mr. Haughie left the Company on March 15, 2017 and, as such, has no year-end salary. He did not receive a salary increase during 2017.

(5)
Mr. Haynes received a salary increase of $25,000 during 2017 to better align his salary with the external market and to recognize his growth in leadership of the AHS business.

(6)
Mr. Wick departed from the Company on December 31, 2017. He did not receive an increase during 2017.

Annual Bonus Plan

        Stockholders of the Company approved the Executive Annual Bonus Plan ("EABP") at the 2015 Annual Meeting of Stockholders, providing for a maximum bonus that can be paid to any executive officer equal to one percent of Adjusted EBITDA.

        The Company administers the Annual Bonus Plan ("ABP"), our annual cash incentive program, which is designed to reward the achievement of specific pre-set financial results measured over one fiscal year (or, as applicable, a portion of a fiscal year) subject to the maximum amounts derived under the EABP. For 2017, the ABP was measured over the 2017 calendar year results. Each participant is assigned an annual incentive target expressed as a percentage of base salary. For the NEOs, these targets ranged from 60 percent of base salary to 100 percent of base salary. The specific target bonus for each NEO is listed in the table below:

Named Executive Officer	Target Bonus as a Percent of Salary
Nikhil M. Varty	100%
Robert J. Gillette(1)	100%
Anthony D. DiLucente	70%
Alan J. M. Haughie(2)	70%
Timothy M. Haynes	65%
Mary Kay Wegner	65%
Marvin O. Davis	60%
Martin Wick(3)	65%

(1)
Mr. Gillette left the Company on August 24, 2017 and retained his target bonus through his separation date consistent with his separation agreement.

(2)
Mr. Haughie left the Company on March 15, 2017 and had a target bonus of 70 percent. However, consistent with the terms of his separation agreement, he will not receive a bonus for 2017.

(3)
Mr. Wick left the Company on December 31, 2017 and his target bonus was unchanged and reflects a full year opportunity.

Performance Measures

        To encourage our executive officers to focus on short-term Company (and, where applicable, business unit) goals and financial performance, incentives under the ABP are based on our performance with respect to the following measures and an individual performance evaluation, as determined by the Compensation Committee, at both a corporate consolidated and, where applicable, a business unit level:

  •
  Adjusted EBITDA;

  •
  Revenue; and

  •
  Customer retention as measured by the improvement in the total customer retention rate for Terminix, improvement in the first year renewal rate for AHS and the Net Promoter Score for Merry Maids. The measure for the corporate customer retention is a revenue-weighted average of the business unit customer retention measures.

        Adjusted EBITDA and revenue are included in the financial statements in Item 8 of the 2017 Form 10-K.

        The performance measures above were selected as the most appropriate measures upon which to determine annual bonuses because they are the primary metrics that management believes build value in the Company. Additionally, these measures were selected to incentivize profitable growth, with a focus on enhancing the customer experience as measured by customer retention rate. All of the opportunity for payment under the ABP to our NEOs is based on these performance measures and individual performance. For 2017, the Compensation Committee used its negative discretion under the EABP to award annual bonuses similar to what would have been earned under the ABP.

        Payments under the ABP were also subject to the achievement of a minimum level of performance on the Adjusted EBITDA financial measure ("Adjusted EBITDA Threshold"). In order to earn any payment under the ABP, the Adjusted EBITDA Threshold had to be achieved at the corporate consolidated or, where applicable, business unit levels. The Adjusted EBITDA Threshold was exceeded by the Company and all business units, except Terminix. The corporate consolidated Adjusted EBITDA Threshold and business unit Adjusted EBITDA Thresholds applicable to the NEOs are set forth in the table below:

NEO	Performance Measure	Adjusted EBITDA Threshold ($ in 000s)		Adjusted EBITDA Actual ($ in 000s)
Nikhil M. Varty	ServiceMaster Adjusted EBITDA		(1)		(1)
Robert J. Gillette	ServiceMaster Adjusted EBITDA	667,000		678,000
Anthony D. DiLucente	ServiceMaster Adjusted EBITDA	667,000		678,000
Alan J. M. Haughie	Not Eligible for Bonus		(2)		(2)
Timothy M. Haynes	American Home Shield Adjusted EBITDA	220,000		260,000
Mary Kay Wegner	Franchise Services Group Adjusted EBITDA	79,000		87,000
Marvin O. Davis	ServiceMaster Adjusted EBITDA	667,000		678,000
Martin Wick	Terminix Adjusted EBITDA	371,000		330,000

(1)
Mr. Varty's annual bonus payment for 2017 was guaranteed at 100 percent of his target bonus percent as provided for in his employment agreement.

(2)
Mr. Haughie did not receive a bonus for 2017 as he left the Company in March 2017 and was not eligible.

Performance Targets and Weightings

        Performance targets are established by the Compensation Committee in the first quarter of each year and are based on expected performance in accordance with our, and where applicable, the business unit's, approved business plan for the year. In the event we and, where applicable, the business unit achieve the performance targets specified in the table above, payout under the ABP would be 100 percent of a specified percentage of the executive's base salary. Performance below the target goal would result in below target payouts and performance above target goals would pay above target and be subject to any cap based on the EABP. The components and weightings of the performance measures are reviewed and determined annually by the Compensation Committee to reflect Company strategy. The Compensation Committee also considers an evaluation of the individual performance for each executive officer and may adjust the formulaic bonus calculation based on its evaluation, again subject to the maximum limits set under the EABP.

        The tables below provide information regarding the 2017 ABP for our participating NEOs, including the performance goals, the weight assigned to each performance goal and the payout as a percentage of the target bonus if the threshold or target performance goal is met. The performance goals and relative weightings reflect the Compensation Committee's objective of ensuring that a substantial amount of each NEO's total compensation is tied to applicable overall corporate and business unit performance.

2017 ABP Weighting, Threshold and Target Performance Goals

NEO	Target Bonus as a % of Salary	Organizational Weighting	Performance Weighting	Threshold ($ in 000s, except Customer Retention)		Target ($ in 000s, except Customer Retention)		% of Target Performance for Threshold Payout	% Payout with Threshold Performance

Nikhil M. Varty(1)	100%	100% ServiceMaster	40% ServiceMaster Adjusted EBITDA	667,000		717,000		93%	58%
Robert J. Gillette	100%		40% ServiceMaster Revenue	2,740,000		2,923,000		94%	63%
Anthony D. DiLucente	70%		20% ServiceMaster Customer Retention		(2)		(2)	25%	25%
Marvin O. Davis	60%

			40% American Home Shield Adjusted EBITDA	220,000		258,000		85%	12%
Timothy M. Haynes	65%	100% American Home Shield	40% American Home Shield Revenue	1,020,000		1,162,000		88%	27%
			20% American Home Shield Customer Retention	8		30		25%	25%
			50% Franchise Services Group Adjusted EBITDA	79,000		80,000		98%	90%
Mary Kay Wegner	65%	100% Franchise Services Group	40% Franchise Services Group Revenue	194,000		196,000		99%	94%
			10% Franchise Services Group Customer Retention	25		100		25%	25%
			40% Terminix Adjusted EBITDA	371,000		382,000		97%	84%
Martin Wick	65%	100% Terminix	40% Terminix Revenue	1,524,000		1,562,000		98%	85%
			20% Terminix Customer Retention	20		80		25%	25%

(1)
Mr. Varty's payment under the ABP is guaranteed at 100 percent of his target bonus percent prorated for his time of service during 2017.

(2)
Customer Retention threshold and target for the corporate customer retention measures are calculated as the revenue-weighted average of the Customer Retention payouts for Terminix, AHS and FSG.

        The "% of Target Performance for Threshold Payout" is equal to threshold performance (which is generally equal to the prior year's actual performance) divided by the current year's target goal. The payout levels for performance above threshold are generally based on a 6:1 ratio—for every one percent of achievement above threshold performance levels, the plan pays out six additional percentage points of the targeted payout. We believe the 6:1 ratio to be an effective motivator to improve over the prior year's results. The customer retention metric is measured and rewarded using a different scale than the 6:1 ratio. The customer retention metric is based on the basis point year over year improvement in performance. Threshold is set at 25 percent of the target improvement and will determine a payout of 25 percent of that portion of the total payout. The scale increases to a 100 percent payout at target and 150 percent at the stretch target, with interpolation between achievement and payout levels. The 2017 ABP target payout opportunity for each participating NEO was based on our review of Peer Group and survey data and the importance of the NEO's position relative to our overall financial success.

2017 ABP Performance

NEO	% of ServiceMaster Target Adjusted EBITDA Attained	% of ServiceMaster Target Revenue Attained	% of ServiceMaster Customer Retention Attained	Business Unit	% of Business Unit Target Adjusted EBITDA Attained	% of Business Unit Target Revenue Attained	% of Business Unit Target Customer Retention Attained	% of Target Bonus Earned
Nikhil M. Varty	95%	100%	105%	Corporate	N/A	N/A	N/A	(1)
Robert J. Gillette	95%	100%	105%	Corporate	N/A	N/A	N/A	87%
Anthony D. DiLucente	95%	100%	105%	Corporate	N/A	N/A	N/A	87%
Alan J. M. Haughie	N/A	N/A	N/A	Corporate	N/A	N/A	N/A	(2)
Timothy M. Haynes	N/A	N/A	N/A	American Home Shield	101%	100%	233%	103%
Mary Kay Wegner	N/A	N/A	N/A	Franchise Services Group	109%	108%	100%	146%
Marvin O. Davis	95%	100%	105%	Corporate	N/A	N/A	N/A	87%
Martin Wick	N/A	N/A	N/A	Terminix	87%	99%	125%	0%

(1)
Mr. Varty's annual bonus payment for 2017 performance was guaranteed at his target bonus percent of 100 percent prorated for his service during 2017.

(2)
Mr. Haughie left the Company on March 15, 2017 and is not eligible for a payment under the 2017 ABP.

2017 ABP Payments

NEO	% of Salary Paid at Target Performance	Year-End Base Salary ($)	Actual % of Target Awarded		Total Bonus Paid ($)
Nikhil M. Varty	100%	1,000,000	100%	(1)	431,818
Robert J. Gillette(2)	100%	1,100,000	80%		586,666
Anthony D. DiLucente(3)	70%	500,000	105%		350,000
Alan J. M. Haughie(4)	70%	575,000	—		—
Timothy M. Haynes	65%	450,000	103%		301,300
Mary Kay Wegner	65%	425,000	150%		415,000
Marvin O. Davis(5)	60%	400,000	42%		100,000
Martin Wick(6)	65%	415,000	37%		100,000

(1)
Mr. Varty's annual bonus payment for 2017 performance was guaranteed at his target bonus percent of 100 percent prorated from his hire date of July 26, 2017.

(2)
Mr. Gillette's bonus is prorated for his service through his termination date of August 24, 2017 and is provided for by his Separation and Consulting Agreement.

(3)
Mr. DiLucente's bonus payment is prorated from his hire date of January 17, 2017 and reflects the Compensation Committee's assessment of his significant contributions to the strategic direction of the Company, as well as his leadership in operational activities.

(4)
Mr. Haughie left the Company on March 15, 2017 and is not eligible for a bonus payment.

(5)
The annual bonus payment for Mr. Davis was determined to be lower than the calculated amount. Mr. Davis left the Company in February 2018. The Company is moving to integrate the Company's marketing efforts within each of its business units and a centralized marketing organization is no longer required.

(6)
Mr. Wick left the Company on December 31, 2017 and, while the ABP calculation based on level of achievement of plan metrics would result in no payout under the ABP, the Compensation Committee determined that Mr. Wick had made structural and operational changes to the Terminix business and would receive a payout of 37 percent of target.

Long-Term Equity Awards

        Our long-term equity incentive plans are designed to retain key executives and to align the interests of our executives with the achievement of sustainable long-term growth and performance. For 2017, to provide a long-term incentive component to the pay mix of executive officers, the Compensation Committee approved LTI awards comprised of both stock options and PSUs with each award having an equivalent grant date value (50 percent of total grant value delivered through stock options and 50 percent delivered through PSUs).

        Stock options awarded are nonqualified stock options with vesting in equal installments on the first four anniversaries of the grant date. The exercise price of the stock options is the fair market value of the Company's common stock as defined in the Omnibus Incentive Plan.

        The PSU awards will be earned over a three-year performance period (2017 - 2019) based on the achievement of a cumulative adjusted earnings per share ("Adjusted EPS"), which is defined in the award agreements on file with the SEC. The cumulative Adjusted EPS must meet a threshold level for PSUs to be earned at 50 percent of the target award, with a maximum 200 percent of the target number of PSUs earned if the Adjusted EPS achievement is equal to or greater than 125 percent of target. This cumulative Adjusted EPS target was set at a challenging level that would be achieved only if the Company's performance delivers a significant return to stockholders.

2017 Performance Share Units

	Below Threshold	Threshold	Target	Maximum
% Achievement of Cumulative Adjusted EPS Target	< 92%	92%	100%	125%
% of PSUs Earned	—	50%	100%	200%

        Individual awards are detailed in the Grants of Plan Based Awards (2017) table below.

Omnibus Incentive Plan

        In connection with our IPO, our board of directors adopted and our stockholders approved the Omnibus Incentive Plan. Our directors, officers, associates and consultants are eligible to receive awards under the Omnibus Incentive Plan. Awards under the Omnibus Incentive Plan may be made in the form of stock options, which may be either incentive stock options or non-qualified stock options; stock purchase rights; restricted stock; RSUs; performance RSUs; performance shares; PSUs; stock appreciation rights ("SARs"); dividend equivalents; deferred share units; and other stock-based awards.

        The Compensation Committee periodically reviews the equity holdings of executive officers of the Company to ensure there are appropriate levels of ownership and incentive and retention value. The Compensation Committee also reviews competitive market practice regarding the awarding of LTI awards and, following its assessment during 2017 of our executives' stock holdings and future long-term incentive opportunity, the Compensation Committee approved a LTI strategy and subsequently approved awards for the NEOs. The awards are comprised of both stock options and PSUs, with equivalent grant date value. The specific size and value of the awards are detailed in the Summary Compensation and the Grants of Plan Based Award tables below. The Committee also approved performance RSU awards to enhance the retention of members of the Executive Leadership Team, including NEOs through the spin-off of AHS. These RSU awards will vest in two installments on the date of the spin-off of AHS and the first anniversary of the spin-off for Mr. Haynes and in one single installment on the date of the spin-off to Mr. DiLucente and Ms. Wegner. Messrs. Davis and Wick also received a performance RSU award that would vest in two installments, however, their awards were prorated for the portion of the performance period they were employed by the Company. Their remaining unvested RSUs were canceled upon their termination from the Company. These RSU awards are also listed in the Grants of Plan Based Award tables. In all cases for these RSUs, the spin-off of AHS must occur on or prior to March 31, 2019, otherwise the awards will be forfeited.

        Additionally, the Committee approved restricted stock, performance RSU and option awards for Mr. Varty upon his hire date, consistent with his employment agreement. The restricted stock award will vest on the first anniversary of his hire date. The performance RSU award will vest upon the spin-off of AHS and will be forfeited if the spin-off of AHS does not occur on or prior to March 31, 2019. The option award vests ratably over four years, subject to Mr. Varty's continued employment.

        A total of 6,455,971 shares of our common stock remained available for issuance under the Omnibus Incentive Plan as of December 31, 2017. This figure represented approximately five percent of the shares of our common stock that were outstanding as of December 31, 2017. During any period that Section 162(m) of the Internal Revenue Code is applicable to us, (1) the maximum number of stock options, SARs or other awards based solely on the increase in the value of common stock that a participant may receive in any year is 2,000,000; (2) a participant may receive a maximum of 1,000,000 performance shares, shares of performance-based restricted stock and performance-based RSUs in any year; and (3) the maximum value of performance units granted to a participant during any year may not exceed $10,000,000.

        We will continue to consider the award of long-term incentives under the Omnibus Incentive Plan on an ongoing basis to certain key associates, including our NEOs, in order to recognize outstanding performance, enhance retention, assumption of additional responsibilities or otherwise as the Compensation Committee may determine is in our best interest.

Employee Stock Purchase Plan

        The Employee Stock Purchase Plan ("ESPP") was approved by stockholders at the 2015 Annual Meeting in April 2015. A total of 1,000,000 shares was authorized by stockholders for issuance under the ESPP.

        Under the plan, eligible employees of the Company may purchase common stock, subject to IRS limits, during pre-specified offering periods at a discount established by the Compensation Committee of 10 percent of the then-current fair market value.

        The Company has established consecutive six-month offering periods, which commenced on July 1, 2015, during which stock may be purchased under the ESPP. None of our NEOs participated in the ESPP in 2017. A total of 843,584 shares of our common stock remained available for issuance under the ESPP as of December 31, 2017.

        The ESPP has been suspended due to the complexities relating to the spin-off of the AHS business.

Retirement Benefits

        Associates, including the NEOs, are generally eligible to participate in the ServiceMaster Profit Sharing and Retirement Plan, as amended and restated, as it may be further amended from time to time (the "PSRP"). The PSRP is a tax qualified 401(k) defined contribution plan under which we may make discretionary matching contributions. Historically, we have provided for a matching contribution in the PSRP where associates receive a dollar for dollar match on the first one percent of their contributions, and then a $0.50 per dollar match on the next two percent to six percent contributed. Company matching contributions for the NEOs are set forth below in the All Other Compensation table.

        We also maintain the ServiceMaster Deferred Compensation Plan, as amended and restated, as it may be further amended from time to time (the "DCP"), which is a non-qualified deferred compensation plan designed to afford certain highly compensated associates (including the NEOs, executive officers and certain other associates) the opportunity to defer additional amounts of compensation on a pre-tax basis. Messrs. DiLucente and Davis contributed to the DCP during 2017.

Employee Benefits and Executive Perquisites

        We offer a variety of health and welfare programs to all eligible associates, including the NEOs. The NEOs are eligible for the same health and welfare benefit programs on the same basis as the rest of our associates, including medical and dental care coverage, life insurance coverage and short and long-term disability.

        We limit the use of perquisites as a method of compensation and provide executive officers with only those perquisites that we believe are reasonable and consistent with our compensation goal of enabling us to attract and retain superior executives for key positions. The perquisites provided to our NEOs are memberships in social and professional clubs.

        Mr. Varty's employment agreement provides for corporate housing through the first anniversary of his hire date and the reimbursement of reasonable weekly commuting expenses between Detroit, Michigan and Memphis, Tennessee through the first anniversary of his hire date.

        Our aircraft policy provides that the CEO shall reimburse us for personal use of the company aircraft exceeding 100 hours annually. Any amount so reimbursed to us would be applied to reduce the executive's taxable income arising from the personal use. If our CEO utilizes our aircraft for commuting purposes, the amount applied toward his annual commuting benefit, included as All Other Compensation on the Summary Compensation Table below, is generally calculated under the income imputation rules established by the IRS for personal use of company aircraft. These rules require the cost of each flight to be estimated by applying published IRS per mile rates based on the size of the aircraft to the total miles flown. This method of calculation was affirmed by the Compensation Committee.

        The CEO may approve the personal use of the company aircraft by other executive officers and directors as needed. During 2017, Mr. DiLucente utilized the company aircraft for family travel to a Company-sponsored function upon approval by the CEO.

Employment Arrangements

        We generally provide an executive with an offer letter prior to the time he or she joins the Company. The offer letter generally describes the basic terms of the executive's employment, including his or her start date, starting salary, ABP bonus target, special bonuses (if any), relocation benefits, severance benefits (if any), sign-on bonus (if any) and equity awards granted in connection with the commencement of his or her employment. The terms of the executive's employment are thereafter based on sustained good performance rather than contractual terms, and our policies will apply as warranted. Under certain circumstances, we recognize that special arrangements with respect to an executive's employment may be necessary or desirable. In July 2017, we entered into an employment agreement with Mr. Varty setting forth the terms of his employment as our CEO. Also during 2017, we entered into a Separation and Consulting Agreement with Mr. Gillette upon his departure from the Company.We also entered into severance agreements with Messrs. Haughie and Wick setting forth certain severance benefits to be received by Messrs. Haughie and Wick upon a qualifying termination of employment. Please see the narrative following the table in "Grants of Plan Based Awards (2017)" and the "—Potential Payments Upon Termination or Change in Control" section for a description of the agreements with Messrs. Varty, Gillette, Haughie and Wick.

Post Termination Compensation

        Messrs. DiLucente, Haynes and Davis and Ms. Wegner are covered under our standard severance policy or practice as in effect at the time employment is terminated. The standard severance policy and the terms of the post termination arrangements between us and the other NEOs are described in detail below under the "—Potential Payments Upon Termination or Change in Control" section. However, in February 2018, we entered into a severance agreement with Mr. Davis in connection with his termination of employment.

2018 Long-Term Incentive Awards

        In the first quarter of 2018, the Compensation Committee approved the grant of the equity awards set forth in the table below to our NEOs (weighted 50 percent stock options and 50 percent RSUs). The stock options are scheduled to vest and become exercisable in equal installments on the first four anniversaries of the grant date, subject to the NEO's continued employment with the Company. The RSUs will vest in equal installments on the first three anniversaries of the grant date. The Compensation Committee decided to award time-vested RSUs, rather than PSUs, in 2018 due to the complexity of determining the appropriate performance metric given the prospective spin-off of AHS and the current uncertainty regarding the management and organizational structures of the two companies following the spin-off. After the spin-off is completed, the respective Compensation Committees are expected to consider the use of performance-based awards.

Named Executive Officer	Number of Stock Options	Number of RSUs
Nikhil M. Varty	98,370	31,970
Anthony D. DiLucente	25,296	8,221
Timothy M. Haynes	22,485	7,308
Mary Kay Wegner	22,485	7,308

Compensation Committee Report

        The Company's Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management and, based on such review and discussions, has recommended to the board of directors that the Compensation Discussion and Analysis should be included in this Proxy Statement.

John B. Corness (Chair)
Peter L. Cella
Laurie Ann Goldman
Mark E. Tomkins

        This Compensation Committee Report is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

 Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Nikhil M. Varty	2017	431,818	431,818		2,000,007	1,250,005		—	42,976	4,156,624
Chief Executive Officer
Robert J. Gillette	2017	733,333			1,925,024	7,037,350	(4)	586,666	4,111,119	14,393,492
Former Chief Executive Officer	2016	1,100,000	—		1,925,024	1,925,006		759,000	150,955	5,859,985
	2015	1,100,000	—		—	—		1,045,000	126,078	2,271,078
Anthony D. DiLucente	2017	446,354			1,100,045	373,443		350,000	30,787	2,300,629
Senior Vice President and Chief Financial Officer
Alan J. M. Haughie	2017	119,792			—	—		—	1,025,481	1,145,273
Former Chief Financial Officer	2016	575,000	—		500,022	500,002		277,725	11,314	1,864,063
	2015	564,583	—		—	—		382,400	26,501	973,484
Timothy M. Haynes	2017	431,250			1,225,047	350,101		301,300	9,788	2,317,486
President, American Home Shield	2016	425,000	—		375,036	375,012		196,000	47,663	1,418,711
	2015	380,000	100,000	(5)	732,588	—		252,300	14,277	1,479,165
Mary Kay Wegner	2017	425,000			800,041	350,101		415,000	9,788	1,999,930
President, Franchise Services Group	2016	396,250	—		475,058	225,007		172,000	8,155	1,276,470
	2015	335,000	—		482,100	—		199,500	338	1,016,938
Marvin O. Davis	2017	400,000			1,050,039	233,405		100,000	9,788	1,793,232
Chief Marketing and Strategy Officer
Martin Wick	2017	415,000			1,205,053	350,101		100,000	694,428	2,764,582
Former COO, Terminix	2016	368,750	—		600,043	350,011		221,000	9,613	1,549,417
	2015	331,250	—		264,109	165,252		176,700	12,492	949,803

(1)
The amounts in these columns reflect the aggregate grant date fair value of restricted shares, performance RSUs, PSUs at target and stock options awarded. The assumptions used in the valuation of restricted shares, performance RSUs, PSUs and stock option awards are disclosed in the Stock-Based Compensation footnote in the audited financial statements included in Item 8 of the 2017 Form 10-K. Assuming maximum payout, the grant date value of the PSUs for each executive would be: $3,850,048 for Mr. Gillette; $800,003 for Mr. DiLucente; $750,070 for Mr. Haynes; $750,070 for Ms. Wegner; $500,021 for Mr. Davis and $750,070 for Mr. Wick. Messrs. Gillette, Haughie, Davis and Wick forfeited their PSU awards upon departure from the Company.

(2)
Annual bonuses for 2017 were based on Adjusted EBITDA, revenue, customer retention and other individual performance criteria approved by the Compensation Committee.

(3)
Amounts in this column for 2017 are detailed in the All Other Compensation (2017) table below.

(4)
Includes the incremental expense of $5,231,204 for the modification of a stock option award granted on September 13, 2013 in conjunction with Mr. Gillette's termination in August 2017. Assumptions for this expense are detailed in Item 8 of the 2017 Form 10-K. The number also includes the grant value of stock options awarded to Mr. Gillette in March 2017 ($1,806,146).

(5)
Represents the payment of the final installment of a cash retention award granted by the Compensation Committee in May 2013.

All Other Compensation (2017)

Named Executive Officer	Perquisites and Other Personal Benefits ($)		Severance Benefits ($)		Company Paid Life Insurance Premiums ($)	Company Contributions to PSRP ($)(1)	Tax Payment(s) ($)(2)	Total ($)
Nikhil M. Varty	29,317	(3)(9)			56	3,333	10,270	42,976
Robert J. Gillette	97,151	(4)(9)	4,004,000	(6)	226	9,450	292	4,111,119
Anthony D. DiLucente	17,001	(5)(9)			240	2,935	10,611	30,787
Alan J. M. Haughie			1,017,894	(7)	85	7,502		1,025,481
Timothy M. Haynes					338	9,450		9,788
Mary Kay Wegner	—				338	9,450	—	9,788
Marvin O. Davis					338	9,450		9,788
Martin Wick	—		685,000	(8)	338	9,090	—	694,428

(1)
The PSRP is our tax-qualified retirement savings plan.

(2)
The numbers disclosed in this column reflect the tax gross-up for imputed income resulting from the travel of the NEO's family members to a Company-sponsored function on the company aircraft and the tax gross-up for relocation expenses related to the hire of Messrs. Varty and DiLucente.

(3)
Mr. Varty's perquisites include use of the corporate aircraft for commuting ($4,380) and reimbursement for use of commercial airlines for commuting between Detroit and Memphis ($11,642), Company-paid relocation fees related to his hire ($9,500) and reimbursement for health insurance coverage prior to becoming eligible for Company-provided coverage ($3,795).

(4)
Mr. Gillette's perquisites include personal use of the corporate aircraft ($63,866), Company-provided membership fees for one country club membership ($4,414) and Company-provided auto allowance ($10,000). Mr. Gillette was also paid $18,871 for consulting fees pursuant to his Separation and Consulting Agreement.

(5)
Mr. DiLucente's perquisites include the personal use of the corporate aircraft and commercial air travel ($2,456) and Company-paid relocation expenses related to his hire ($14,545).

(6)
This amount represents the severance benefits payable to Mr. Gillette, pursuant to his severance agreement, following his resignation from the Company on August 24, 2017.

(7)
This amount represents the severance benefits payable to Mr. Haughie, pursuant to his severance agreement, following his resignation from the Company on March 15, 2017.

(8)
This amount represents the severance benefits payable to Mr. Wick, pursuant to his severance agreement, following his resignation from the Company on December 31, 2017.

(9)
The incremental cost of the use of the Company aircraft included in the table above is calculated based on the variable operating costs to ServiceMaster, including fuel costs, mileage, trip-related maintenance, universal weather monitoring costs, on-board catering, lamp/ramp fees and other miscellaneous variable costs based on occupied seat hours. Fixed costs, which do not change based on usage, such as pilot salaries, depreciation and the cost of maintenance not related to trips are excluded. The compensation for personal use of the Company aircraft calculated based on the variable operating costs incurred is typically greater than the amount calculated under the income imputation rules established by the IRS for personal use of company aircraft. The aggregate cost of other perquisites and personal benefits is measured on the basis of the actual cost to the Company.

Grants of Plan Based Awards (2017)

        The amounts listed in the table below in the column entitled Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent the potential 2017 earnings under the ABP, which is a non-equity incentive plan. The threshold amount is the minimum earned amount if threshold performance is attained for all performance measures. The maximum payout under the plan is the amount calculated under the EABP. For 2017, the maximum is $6.78 million. Additional information is discussed in "Compensation Discussion and Analysis—Annual Bonus Plan" above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)		Exercise or Base Price of Option Awards ($/Sh)
												Grant Date Fair Value of Stock and Option Awards(5)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Nikhil M. Varty	N/A	532,440	1,000,000	6,780,000
	7/26/2017							11,854				500,002
	7/26/2017							35,562				1,500,005
	7/26/2017								100,241		42.18	1,250,005
Robert J. Gillette	N/A	585,684	1,100,000	6,780,000
	3/1/2017				24,166	48,331	96,662					1,925,024
	3/1/2017								140,923		39.83	1,806,146
	7/26/2017								180,468	(6)	11.43	5,231,204	(6)
Anthony D. DiLucente	N/A	186,354	350,000	6,780,000
	1/24/2017							6,662				250,025
	2/20/2017				5,207	10,414	20,828					400,002
	2/20/2017								30,350		38.41	373,443
	7/26/2017							10,669				450,018
Alan J. M. Haughie(7)	N/A	N/A	N/A	N/A
Timothy M. Haynes	N/A	59,495	292,500	6,780,000
	2/20/2017				4,882	9,764	19,528					375,035
	2/20/2017								28,453		38.41	350,101
	7/26/2017							20,152				850,011
Mary Kay Wegner	N/A	235,470	276,250	6,780,000
	2/20/2017				4,882	9,764	19,528					375,035
	2/20/2017								28,453		38.41	350,101
	7/26/2017							10,076				425,006
Marvin O. Davis	N/A	127,786	240,000	6,780,000
	2/20/2017				3,255	6,509	13,018					250,011
	2/20/2017								18,969		38.41	233,405
	7/26/2017							18,967				800,028
Martin Wick	N/A	196,044	269,750	6,780,000
	2/20/2017				4,882	9,764	19,528					375,035
	2/20/2017								28,453		38.41	350,101
	7/26/2017							19,678				830,018

(1)
Represents the calculation of the annual bonus under the EABP.

(2)
Represents PSUs, which are earned based on performance and vest following the three year performance period (2017 - 2019). Maximum payout under the performance share units is 200 percent of the target award.

(3)
Represents restricted shares for Mr. Varty (11,854), which vest on the first anniversary of the grant date, and performance RSUs for all other NEOs that will vest on the date of the spin-off of AHS for Messrs. Varty, DiLucente and Ms. Wegner. The performance RSUs listed for Mr. Haynes will vest in two equal installments, the first on the date of the spin-off of AHS and the second on the first anniversary of the date of the spin-off. The performance RSUs listed for Messrs. Davis and Wick were to vest in two equal installments as noted for Mr. Haynes, however, due to their respective terminations from the Company, performance RSUs (3,367 for Mr. Davis and 2,548 for Mr. Wick) were paid out on a prorata basis, with the remaining being forfeited.

(4)
Stock options vest in equal installments on the first four anniversaries of the grant date.

(5)
The amounts in this column reflect the aggregate grant date fair value of option, restricted share, performance RSU and PSU awards detailed in the prior columns. The assumptions used in the valuation of stock options, performance RSU and PSU awards are disclosed in the Stock-Based Compensation footnote in the audited financial statements included in Item 8 of the 2017 Form 10-K. Maximum payout under the performance share units is 200 percent of the target award.

(6)
Represents the incremental stock-based expense related to the modification of Mr. Gillette's stock option award granted on September 13, 2013. The Compensation Committee extended Mr. Gillette's equity awards until the end of his consulting period (September 30, 2017), requiring a modification to his awards that would have expired on his termination date (August 24, 2017).

(7)
Mr. Haughie left the Company effective March 15, 2017 and received no awards.

Employment Arrangements

Employment Agreement with Mr. Varty

        On July 26, 2017, we announced that Nikhil M. Varty had been elected to serve as our CEO pursuant to an employment agreement with us. Mr. Varty's employment agreement is initially for a term of three years subject to automatic one year renewals thereafter, absent termination notice by either party. Under his employment agreement, Mr. Varty received an initial annual base salary of $1 million and a target annual incentive bonus opportunity of 100 percent of his base salary. Mr. Varty's employment agreement provides for corporate housing through the first anniversary of his hire date and the reimbursement of reasonable weekly commuting expenses between Detroit, Michigan and Memphis, Tennessee through the first anniversary of his hire date. Mr. Varty's employment agreement also provides for severance benefits as described below under "Potential Payments Upon Termination or Change in Control." A failure by us to renew the agreement will constitute a termination of Mr. Varty's employment without cause for purposes of his severance benefits.

Employment Agreement with Mr. Gillette

        On July 26, 2017, Mr. Gillette left the Company and signed a Separation and Consulting Agreement with the Company that provided for severance payments consistent with the provisions of his employment agreement. The Separation and Consulting Agreement provided for a "garden leave" period from July 25, 2017 through August 24, 2017 and a Consulting period from August 25, 2017 through September 30, 2017. During the Consulting period, Mr. Gillette provided consulting advice and transition services to ServiceMaster at the reasonable request and direction of the board and received a consulting fee of $15,000 per month. Mr. Gillette received severance payments totaling $4,004,000, representing twenty-four months of salary and two times the average bonus he received for fiscal years 2015 and 2016. Mr. Gillette will also receive a pro-rated bonus for 2017. Mr. Gillette's outstanding, unvested equity awards were canceled on the last day of the consulting period consistent with the Separation and Consulting Agreement.

Equity Awards

        As noted in the Compensation Discussion and Analysis, on February 20, 2017, the Compensation Committee approved the grant of the equity awards set forth in the table below to our NEOs. The equity awards for Mr. Gillette were approved by the Compensation Committee on March 1, 2017. The stock options are scheduled to vest and become exercisable in equal annual installments on the first four anniversaries of the grant date, subject to the NEO's continued employment with the Company. The stock options awarded on February 20, 2017 have an exercise price of $38.41 per share and the stock options awarded on March 1, 2017 have an exercise price of $39.83 per share. The PSUs have a three-year performance cycle from January 1, 2017 through December 31, 2019, where the Company's cumulative Adjusted EPS goals will need to be achieved for such PSUs to vest. PSUs may be earned at threshold, target and maximum payouts (and at points in between threshold and maximum) depending on the level of cumulative Adjusted EPS achieved. If at least the threshold level is achieved, the vested shares would be paid out in the first quarter of 2020. If the threshold level is not achieved as of December 31, 2019, the PSUs will be forfeited. The Compensation Committee approved an RSU award on January 24, 2017 for Mr. DiLucente as provided for in his offer of employment. The Compensation Committee approved performance RSUs for all NEOs, except for Messrs. Gillette and Haughie, on July 26, 2017. The vesting of these performance RSUs is contingent upon the successful spin-off of AHS. The awards for Mr. Haynes will vest in two installments, the first on the date of the spin-off of AHS and the second on the first anniversary of the spin-off. Awards for Mr. DiLucente and Ms. Wegner vest in one single installment upon the spin-off of AHS. If the spin-off of AHS does not occur prior to March 31, 2019, these awards will be forfeited. The performance RSUs listed for Messrs. Davis and Wick were to vest in two equal installments as noted for Mr. Haynes, however, due to their respective terminations from the Company, performance RSUs (3,367 for Mr. Davis and 2,548 for Mr. Wick) were paid out on a prorata basis, with the remaining being forfeited. The Compensation Committee approved stock options, restricted shares and performance RSUs for Mr. Varty as part of his employment agreement. These awards were approved with a grant date of July 26, 2017. The performance RSUs vest upon the spin-off of AHS and restricted shares vest on the first anniversary of his hire date. The stock options awarded to Mr. Varty are scheduled to vest and become exercisable in equal annual installments on the first four anniversaries of the grant date, subject to his continued employment with the Company. The stock options awarded on July 26, 2017 have an exercise price of $42.18 per share.

Named Executive Officer	Number of Stock Options	Target Number of PSUs	Number of Restricted Shares	Number of RSUs	Number of Performance RSUs
Nikhil M. Varty	100,241	—	11,854	—	35,562
Robert J. Gillette	140,923	48,331	—	—	—
Anthony D. DiLucente	30,350	10,414	—	6,662	10,669
Alan J. M. Haughie	—	—	—	—	—
Timothy M. Haynes	28,453	9,764	—	—	20,152
Mary Kay Wegner	28,453	9,764	—	—	10,076
Marvin O. Davis	18,969	6,509	—	—	18,967
Martin Wick	28,453	9,764	—	—	19,678

        All stock options, restricted shares and RSUs currently held by the NEOs are shown in the table in "Outstanding Equity Awards at Fiscal Year End (2017)" below.

        The Omnibus Incentive Plan and an employee stock option agreement govern each option award and provide, among other things, that the options vest in equal installments on the first four anniversaries of the grant dates, subject to continued employment through each applicable vesting date. The Omnibus Incentive Plan and an RSU award agreement govern each RSU award and provide, among other things, that the RSUs generally vest in equal installments on the first three anniversaries of the grant dates, subject to continued employment through each applicable vesting date. Holders of RSUs have no rights as stockholders, including voting rights. Holders of RSUs are, however, entitled to dividend equivalents if a dividend is declared on our common stock. See "Potential Payments Upon Termination or Change in Control" below for information regarding the cancellation or acceleration of vesting of stock options and RSUs upon certain terminations of employment or a change in control.

Outstanding Equity Awards at Fiscal Year End (2017)

		Option Awards				Stock Awards		Performance Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(2)	Market Value of Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Yet Vested (#)(4)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Yet Vested ($)(4)
Nikhil M. Varty	7/26/2017	—	100,241	42.18	7/26/2027	47,416	2,431,018	—	—
Robert J. Gillette(5)		—	—	—		—	—	—	—
Anthony D. DiLucente	1/24/2017					6,662	341,561
	2/20/2017	—	30,350	38.41	2/20/2027	10,414	533,926	5,207	266,963
	7/26/2017					10,669	547,000
Alan J. M. Haughie(6)		—	—	—		—	—	—	—
Timothy M. Haynes	8/28/2013	4,375		11.43	8/28/2023
	3/18/2014	—	8,333	12.00	3/18/2024
	2/24/2015					5,000	256,350
	9/22/2015					2,416	123,868
	2/22/2016	6,904	20,711	39.59	2/22/2026	9,473	485,681	4,737	242,840
	2/20/2017	—	28,453	38.41	2/20/2027	9,764	500,600	4,882	250,300
	7/26/2017					20,152	1,033,193
Mary Kay Wegner	2/24/2015					5,000	256,350
	2/22/2016		12,426	39.59	2/22/2026	5,684	291,419	2,842	145,709
	11/29/2016					4,302	220,564
	2/20/2017		28,453	38.41	2/20/2027	9,764	500,600	4,882	250,300
	7/26/2017					10,076	516,597
Marvin O. Davis	8/8/2016					8,886	455,585
	2/20/2017	—	18,969	38.41	2/20/2027	6,509	333,716	3,255	166,858
	7/26/2017					18,967	972,438
Martin Wick(7)	2/22/2016	6,444	—	39.59	2/22/2026

(1)
Represents options to purchase shares of common stock granted under the MSIP and Omnibus Incentive Plan. Options become exercisable on the basis of passage of time and continued employment over a four-year period, with one-fourth becoming exercisable on each anniversary following the grant date.

(2)
Represents restricted shares, performance RSUs and PSUs to be settled in common stock granted under the Omnibus Incentive Plan. Restricted shares for Mr. Varty will vest on July 26, 2018. RSUs become vested and will settle on the basis of passage of time and continued employment over a three-year period, with one-third becoming vested on each anniversary following the grant date. Performance RSUs granted on July 26, 2017 will vest upon the spin-off of AHS. These performance RSUs will vest in one installment for Messrs. Varty, DiLucente and Ms. Wegner and will vest in two equal installments for Mr. Haynes, the first installment payable on the date of the spin-off of AHS and the second installment payable on the first anniversary of the spin-off date. A prorated number of the performance RSUs settled for Messrs. Davis and Wick upon their departures. PSUs are earned based on the level of achievement of a cumulative adjusted EPS target for performance years 2016-2018 and will vest at the end of 2018 for the grant on February 22, 2016 and performance years 2017-2019 with vesting at the end of 2019 for the grant on February 20, 2017. Maximum payout under the performance share units is 200 percent of the target award. Messrs. Gillette, Haughie, Davis and Wick forfeited their PSU awards upon departure from the Company.

(3)
Fair market value as of December 31, 2017 of $51.27 per share.

(4)
Represents the number and market value of PSUs at the threshold payout level.

(5)
Unvested stock options and PSUs were canceled upon the conclusion of Mr. Gillette's consulting arrangement on September 30, 2017.

(6)
Unvested stock options and PSUs were canceled upon Mr. Haughie's departure from the Company on March 15, 2017.

(7)
Unvested stock options and PSUs were canceled upon Mr. Wick's termination from the Company on December 31, 2017 and any remaining vested stock options will expire on March 31, 2018.

Option Exercises and Stock Vested (2017)

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Nikhil M. Varty	—	—	—	—
Robert J. Gillette	1,272,939	39,114,012	—	—
Anthony D. DiLucente	—	—	—	—
Alan J. M. Haughie	135,205	3,515,706	—	—
Timothy M. Haynes	50,623	1,608,864	7,417	317,979
Mary Kay Wegner	25,581	744,713	7,152	305,130
Marvin O. Davis	—	—	4,444	199,047
Martin Wick	39,550	1,130,693	10,700	481,496

(1)
Reflects the vesting of RSUs in 2017. Messrs. Haynes, Davis and Wick and Ms. Wegner elected to surrender a portion of the shares that settled upon vesting of the RSUs to satisfy tax withholding obligations, resulting in net shares of 4,193; 3,216; 6,786; and 3,971, respectively.

(2)
The figures in this column represent the number of RSUs vesting multiplied by the fair market value of Company stock on the date of vesting.

Nonqualified Deferred Compensation Plans

        The table below sets forth information regarding the NEO's deferred compensation. Messrs. DiLucente and Davis participated in the DCP during 2017. Details are listed on the following table.

Nonqualified Deferred Compensation (2017)

Named Executive Officer	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Nikhil M. Varty	—	—	—	—	—
Robert J. Gillette	—	—	—	—	—
Anthony D. DiLucente	246,063	—	11,174	—	275,236
Alan J.M. Haughie	—	—	—	—	—
Timothy M. Haynes	—	—	—	—	—
Mary Kay Wegner	—	—	—	—	—
Marvin O. Davis	2,500	—	3,599	—	18,874
Martin Wick	—	—	—	—	—

(1)
Amounts shown in this column for Messrs. DiLucente and Davis are included in the Summary Compensation Table as 2017 Salary.

(2)
Matching contributions to the DCP were not made in 2017.

(3)
The amounts in this column do not represent above-market or preferential earnings and therefore are not included in the Summary Compensation Table.

Deferred Compensation Programs

        The DCP is a nonqualified deferred compensation plan designed to afford certain highly compensated employees the opportunity to defer up to 75 percent of their compensation on a pre-tax basis. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the participants in the DCP. The Company, in its sole discretion, may make matching contributions, based on the amounts that are deferred by employees pursuant to the DCP, but did not choose to make matching contributions for 2017. Distributions are paid at the time elected by the participant in accordance with the DCP.

        The DCP is not currently funded by the Company, and participants have an unsecured contractual commitment from the Company to pay the amounts due under the DCP. All plan assets are held in trust and are considered general assets of the Company. When such payments are due, the cash will be distributed from the DCP's trust.

Potential Payments Upon Termination or Change in Control

Severance Benefits for NEOs

        Unless modified by separate agreement, and except as described below, upon a termination of employment for any reason, we have no obligation to pay any prospective amounts or provide any benefits to our NEOs. Our obligations will consist of those obligations accrued at the date of termination, including payment of earned salary, vacation, reimbursement of expenses and obligations that may otherwise be payable in the event of death or disability.

        For the purpose of the following discussion, "cause" means a material breach by the executive of the duties and responsibilities of the executive (other than as a result of incapacity due to physical or mental illness) that is demonstrably willful and deliberate on the executive's part, committed in bad faith or without reasonable belief that such breach is in our best interests and not remedied in a reasonable period of time after receipt of written notice from us specifying such breach; or the commission by the executive of a felony or misdemeanor involving any act of fraud, embezzlement or dishonesty or any other intentional misconduct by the executive that materially and adversely affects our business affairs or reputation. The NEOs' agreements described below also include in the definition of "cause": any failure by the executive to cooperate with any investigation or inquiry into the executive's business practices, whether internal or external, including, but not limited to, the executive's refusal to be deposed or to provide testimony at any trial or inquiry.

        Upon each executive's death or disability, we will pay to the executive (or his or her executors or legal representatives, to the extent applicable) the annual bonus earned for the fiscal year immediately preceding the date of termination to the extent not previously paid; plus if the date of termination is after June 30 of a fiscal year, a prorated bonus through his date of termination (determined based on the target bonus, in the event of retirement or death, or actual accomplishment, in the event of disability).

Mr. Varty

        Mr. Varty's employment agreement provides that if we were to terminate Mr. Varty's employment without cause, or Mr. Varty terminates his employment for good reason, he would receive: (1) continued payment of his monthly base salary for 24 months following the date of termination; (2) reimbursement of COBRA premiums paid by him for 18 months following the date of termination

(and reimbursement of COBRA premiums for up to an additional 6 months following the end of the original 18 month period to the extent that Mr. Varty and his dependents have not obtained coverage from a subsequent employer); (3) the annual bonus earned for the fiscal year immediately preceding the date of termination to the extent not previously paid; (4) a prorated bonus through his date of termination; and (5) an amount equal to two times his average annual bonus paid or payable to Mr. Varty with respect to the two fiscal years immediately preceding the date of termination or, if Mr. Varty has not received an annual bonus for either or both of those fiscal years immediately preceding the date of termination, such average to be calculated using his target annual bonus for such year or years, as applicable. Payments of Mr. Varty's severance benefits are subject to Mr. Varty signing a general release of claims. Mr. Varty is also subject to covenants not to compete or solicit for two years following termination and an indefinite covenant not to disclose confidential information. Upon Mr. Varty's retirement, death or disability, we shall pay to Mr. Varty (or his executors or legal representatives) the annual bonus earned for the fiscal year immediately preceding the date of termination to the extent not previously paid, plus a prorated bonus through his date of termination. The treatment of equity awards granted to Mr. Varty is described below under the "MSIP and Omnibus Incentive Plan" section.

Mr. Gillette

        Mr. Gillette's employment agreement provides he will receive: (1) continued payment of his monthly base salary for 24 months following the date of termination; (2) reimbursement of COBRA premiums paid by him for 18 months following the date of termination (and reimbursement of COBRA premiums for up to an additional 6 months following the end of the original 18 month period to the extent that Mr. Gillette and his dependents have not obtained coverage from a subsequent employer); (3) the annual bonus earned for the 2017 fiscal year; (4) a prorated bonus through his date of termination; and (5) an amount equal to two times his average annual bonus paid or payable to Mr. Gillette with respect to the two fiscal years immediately preceding the date of termination. Payments of Mr. Gillette's severance benefits are subject to a general release of claims. Mr. Gillette is also subject to covenants not to compete or solicit for two years following termination and an indefinite covenant not to disclose confidential information. Mr. Gillette left the Company on August 24, 2017, which resulted in payments under his approved Separation and Consulting Agreement.

Mr. Haughie

        We entered into a severance agreement with Mr. Haughie upon his hire that provides that if we were to terminate Mr. Haughie's employment without cause, or if he were to terminate his employment for good reason, he would receive: (1) continued payment of monthly base salary for 12 months following the date of termination; (2) an amount equal to the executive's then current year's annual bonus at target; (3) if the date of termination is after June 30 of a fiscal year, a prorated bonus through the date of termination; and (4) an amount equal to 12 times the executive's monthly cost for health care continuation coverage for those eligible plans in place immediately prior to termination. Mr. Haughie left the Company on March 15, 2017, which resulted in payments under his approved severance agreement.

Mr. Wick

        We executed a separation agreement with Mr. Wick upon his termination from the Company on December 31, 3017. He is to receive an amount equal to one times base salary plus target bonus for the year of termination paid out in monthly installments over a period of 12 months and a prorated portion of any bonus under the ABP.

Severance Arrangements with Other NEOs

        We have not historically offered severance agreements or change in control agreements to newly hired executive officers. Messrs. DiLucente, Haynes and Davis and Ms. Wegner are covered under our standard severance practices and guidelines. As an officer who reports directly to our CEO, he or she is eligible to receive severance if terminated without cause (as defined in "Potential Payments Upon Termination or Change in Control—Severance Benefits for NEOs"). Under our practice for executive officers as in effect as of December 31, 2017, in the event of such termination, an amount equal to one times base salary plus target bonus for the year of termination is paid out generally in monthly installments over a period of 12 to 18 months, and, if termination occurs after June 30 of a year, a prorated portion of the bonus earned under the ABP would be payable to the terminated executive at the same time as annual bonuses are paid to other executives for the applicable year, subject to execution of a general release and observing covenants not to compete, solicit, nor disclose confidential information.

MSIP and Omnibus Incentive Plan

        If an executive's employment is terminated by us for "cause" (as defined in the MSIP and Omnibus Incentive Plan) all options (vested and unvested), unvested RSUs, unvested restricted stock and unvested performance RSUs are immediately cancelled.

        If an executive's employment is terminated by us without "cause" or if the executive voluntarily terminates his employment for any reason, all unvested options, RSUs and PSUs immediately terminate. Upon such a termination, the executive may exercise vested options before the first to occur of (1) the three month anniversary of the executive's termination of employment, (2) the expiration of the options' normal term, after which date such options are cancelled or (3) the cancellation of the options in the event of a change in control in exchange for a cash payment.

        If an executive's employment terminates by reason of death or disability, all unvested options will vest, and all options will remain exercisable until the first to occur of (1) the one year anniversary of the executive's date of termination, (2) the expiration of the options' normal term, after which date such options are cancelled or (3) the cancellation of the options in the event of a change in control in exchange for a cash payment. RSUs will vest as to the number of RSUs that would have vested on the next anniversary of the grant date (assuming the executive's employment had continued through such anniversary) multiplied by a fraction, the numerator of which is the number of days elapsed since (x) the grant date, if the termination due to death or disability occurs on or prior to the first anniversary of the grant date, or (y) the most recent prior anniversary of the grant date, if the termination due to death or disability occurs after the first anniversary of the grant date, and the denominator of which was 365 for 2017. PSUs will vest as to the number of PSUs that would have vested at "Target," multiplied by a fraction, the numerator of which is the number of days elapsed from the grant date through the date of death or disability and the denominator of which is the number of days in the performance cycle.

        Generally, an executive's employment is terminated by the Company without cause or due to death or disability prior to the spin-off of AHS, then the performance RSUs shall vest in a number of shares equal to the number of performance RSUs that would have vested on the spin-off of AHS, multiplied by a fraction, (i) the numerator of which is the number of days elapsed between the grant date of July 26, 2017, and the date of the termination event and (ii) the denominator of which is the number of days elapsed between the July 26, 2017 and March 31, 2019. As Mr. Haynes has an additional tranche vesting on the one-year anniversary of the spin-off, if the termination event occurs after the spin-off of AHS, his remaining 50 percent of unvested performance RSUs will vest in a number of shares equal to the number of performance RSUs that would have vested on the first anniversary of the spin-off of AHS, multiplied by a fraction, (a) the numerator of which is the number of days elapsed between the spin-off of AHS and the date of the termination event and (b) the denominator of which is 365. If the spin-off of AHS does not occur on or prior to March 31, 2019, then 100 percent of the performance RSUs held by executives still employed by the Company or AHS shall be forfeited and canceled.

        In addition to the foregoing, if Mr. Varty is terminated without cause or if he resigns for good reason (i) prior to July 26, 2018, his restricted stock and the first installment of his options shall immediately vest and (ii) prior to the earlier of the spin-off of AHS or March 31, 2019, his performance RSUs shall immediately vest.

        The stock option agreements provide that all then outstanding options (whether vested or unvested) will be cancelled in exchange for a cash payment if we experience a "change in control" (as defined in the MSIP and the Omnibus Incentive Plan), unless the board of directors reasonably determines in good faith that options with substantially equivalent or better terms are substituted for the existing options. Upon a change in control, all performance RSUs and RSUs will become vested and PSUs will vest at the "Target" number of units awarded.

        Mr. Varty's equity awards (granted in connection with his employment agreement and any other awards granted to Mr. Varty under the Omnibus Incentive Plan) will also vest if he is terminated without cause or resigns for good reason, within 24 months following the signing of a definitive agreement, which if consummated, would result in a change in control.

        The Compensation Committee also has the discretion to accelerate the vesting of options, restricted stock, RSUs, performance RSUs or PSUs at any time and from time to time.

Payment Upon Retirement, Death, Disability, Qualifying Termination, or Change in Control as of December 31, 2017

        The following table sets forth information regarding the value of payments and other benefits payable by us to each of the NEOs employed by us as of December 31, 2017 in the event of retirement, death, disability, qualifying termination (a termination which qualifies an NEO for severance payments under his employment agreement or offer letter or our general severance policy) or change in control. Except as otherwise noted below, the amounts shown assume termination or change in control effective as of December 31, 2017 and a fair market value of our common stock on December 31, 2017 of $51.27 per share.

Potential Payments Upon Retirement, Death, Disability, Qualifying Termination or Change in Control (2017)

Named Executive Officer	Event	Base Salary and Target Bonus ($)(1)	Payment of Current Year Bonus ($)	Acceleration of Vesting of Stock Options ($)(2)	Acceleration of Vesting of RSUs/Performance RSUs/PSUs ($)(2)	Health & Welfare ($)(3)	Total Payments ($)
Nikhil M. Varty	Retirement	—	431,818	—	—	—	431,818
	Death	—	1,000,000	911,191	1,079,903	—	2,991,094
	Disability	—	431,818	911,191	1,079,903	—	2,422,912
	Qualifying Termination	4,000,000	431,818	227,798	2,431,018	30,469	7,121,103
	Change in Control	—	—	911,191	2,431,018	—	3,342,209
Robert J. Gillette(4)	Qualifying Termination	4,004,000	586,666	—	—	—	4,590,666
Anthony D. DiLucente	Retirement	—	350,000	—	—	—	350,000
	Death	—	350,000	390,301	406,659	—	1,146,960
	Disability	—	350,000	390,301	406,659	—	1,146,960
	Qualifying Termination	977,500	350,000	—	—		1,327,500
	Change in Control	—	—	390,301	1,689,449	—	2,079,750
Alan J. M. Haughie(5)	Qualifying Termination	1,017,894	—	—	—	—	1,017,894
Timothy M. Haynes	Retirement	—	301,300	—	—	—	301,300
	Death	—	292,500	935,047	850,245	—	2,077,792
	Disability	—	301,300	935,047	850,245	—	2,086,592
	Qualifying Termination	742,500	301,300	—	—	—	1,043,800
	Change in Control	—	—	935,047	2,892,833	—	3,827,880
Mary Kay Wegner	Retirement	—	415,000	—	—	—	415,000
	Death	—	276,250	511,041	699,660	—	1,486,951
	Disability	—	415,000	511,041	699,660	—	1,625,701
	Qualifying Termination	701,250	415,000	—	—	—	1,116,250
	Change in Control	—	—	511,041	2,181,539	—	2,692,580
Marvin O. Davis(6)	Retirement	—	100,000	—	—	—	100,000
	Death	—	240,000	243,941	315,860	—	799,801
	Disability	—	100,000	243,941	315,860	—	659,801
	Qualifying Termination	640,000	100,000	—	—	—	740,000
	Change in Control	—	—	243,941	1,928,598	—	2,172,539
Martin Wick(7)	Qualifying Termination	685,000	100,000	—	130,636	—	915,636

(1)
Calculations are based upon the terms previously discussed under Severance Benefits for NEOs.

(2)
As noted above in the sections entitled Omnibus Incentive Plan, upon a change in control, death or disability, all or portions of unvested stock options, restricted shares, RSUs and PSUs (at target) become vested and exercisable. For performance RSUs, RSUs and PSUs (at target) a prorated number of units will vest based on the length of service to the date of death or disability divided by the full number of days in the performance period. The values in the table were based on a value of $51.27 per share at December 31, 2017 and option exercise prices of $11.43, $12.00, $38.41, $39.59 and 42.18, as applicable.

(3)
Represents the amount to be paid for continuation of benefits coverage, based on the coverage carried on December 31, 2017.

(4)
Mr. Gillette terminated from the Company on August 24, 2017. The figures presented represent provisions of his executed severance agreement.

(5)
Mr. Haughie terminated from the Company on March 15, 2017. The figures presented represent provisions of his executed severance agreement.

(6)
Mr. Davis terminated from the Company on February 28, 2018. The figures presented for Mr. Davis are as of December 31, 2017.

(7)
Mr. Wick terminated from the Company on December 31, 2017. The figures presented represent provisions of his executed severance agreement.

CEO Pay Ratio

        To determine the CEO pay ratio, we included our global population as of December 31, 2017. We used actual compensation data from the Company's human resource systems for employees in the United States and target compensation for employees outside the United States. We annualized pay for employees, including part-time employees, who commenced work in 2017. Pay for part-time employees who commenced work in 2017 was annualized only to the extent of the part-time hours they would have worked during 2017. We determined our median employee based on this data. We calculated the median base salary and determined that person's total compensation was $45,123 in 2017. We annualized the compensation of our CEO as he commenced work on July 26, 2017, resulting in annualized compensation of $5,542,976, including the grant date value of equity awards. As a result, the ratio of CEO pay to median employee pay for 2017 was 123:1.

        The SEC's pay ratio disclosure rules permit the use of estimates, assumptions and adjustments, and the SEC has acknowledged that pay ratio disclosures may involve a degree of imprecision. The resulting pay ratio as calculated in a manner consistent with SEC rules and we believe it constitutes a reasonable estimate. However, as contemplated by SEC rules, we relied on methods and assumptions that we determined to be appropriate for calculating the pay ratio at ServiceMaster. Other companies will use methods and assumptions that differ from the ones we chose but are appropriate for their circumstances. It may therefore be difficult, for this and other reasons, to compare our reported pay ratio to pay ratios reported by other companies.

Equity Compensation Plan Information

        The following table contains information, as of December 31, 2017, about the amount of our common shares to be issued upon the exercise of outstanding options, RSUs, performance RSUs and PSUs granted under the MSIP and the Omnibus Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)(2)
Equity compensation plans approved by stockholders	1,791,014	$34.84	7,299,555
Equity compensation plans not approved by stockholders	—	—	—

Total	1,791,014	$34.84	7,299,555

(1)
The figures in this column reflect 1,125,162 stock options, 429,430 RSUs, 142,494 performance RSUs and 93,928 PSUs granted to executives, officers and employees pursuant to the MSIP and Omnibus Incentive Plan.

(2)
Includes 6,455,971 and 843,584 shares that can be issued under the Omnibus Incentive Plan and the ESPP, respectively.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of March 7, 2018 with respect to the ownership of our common stock by:

  •
  each person known to own beneficially more than five percent of our common stock;

  •
  each of our directors;

  •
  each of our NEOs; and

  •
  all of our current executive officers and directors as a group.

        The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Percentage computations are based on 135,346,517 shares of our common stock outstanding as of March 7, 2018.

        Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Addresses for the beneficial owners are set forth in the footnotes to the table.

Name of Beneficial Owner	Shares Beneficially Owned	Percent
FMR LLC(1)	14,067,465	10.4
Janus Henderson Group plc(2)	13,998,858	10.3
The Vanguard Group(3)	10,867,089	8.0
T. Rowe Price Associates, Inc.(4)	8,971,837	6.6
Capital Research Global Investors(5)	7,528,112	5.6
Mark E. Tomkins(6)(7)	13,082	*
Peter L. Cella(6)(7)	3,409	*
John B. Corness(6)(7)	4,820	*
Richard P. Fox(6)(7)	13,333	*
Naren K. Gursahaney(6)(7)	2,976	*
Laurie Ann Goldman(6)(7)	6,462	*
Stephen J. Sedita(6)(7)	13,333	*
Nikhil M. Varty(6)	—	*
Robert J. Gillette(6)	—	*
Anthony D. DiLucente(6)(8)	9,809	*
Alan J. M. Haughie(6)	—	*
Timothy M. Haynes(6)(8)	55,363	*
Mary Kay Wegner(6)(8)	14,243	*
Marvin O. Davis(6)	5,403	*
Martin Wick(6)(9)	14,167	*
All current directors and executive officers as a group (13 persons)(8)	220,686	*

*
Less than one percent.

(1)
Based on information obtained from a Schedule 13G/A filed with the SEC by FMR LLC and Abigail P. Johnson. Abigail P. Johnson is a Director, Chairman and Chief Executive Officer of FMR LLC. The securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC and certain of its subsidiaries and affiliates are reflected in the table above. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49 percent of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The address for each of FMR LLC and Ms. Johnson is 245 Summer Street, Boston, MA 02210.

(2)
Based on information obtained from a Schedule 13G/A filed with the SEC by Janus Henderson Group plc ("Janus Henderson"). Janus Henderson has a direct 97.11 percent ownership stake in Intech Investment Management LLC ("Intech") and a direct 100 percent ownership stake in Janus Capital Management LLC ("Janus Capital"), Perkins Investment Management LLC ("Perkins"), Geneva Capital Management LLC ("Geneva"), Henderson Global Investors Limited ("HGIL"), Janus Henderson Investors Australia Institutional Funds Management Limited ("HGIAIFML"), AlphGen Capital Limited ("AlphaGen") and Henderson Global Investors North America Inc ("HGINA"), (each an "Asset Manager" and collectively as the "Asset Managers"). Due to the above ownership structure, holdings for the Asset Managers are aggregated. Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as "Managed Portfolios").

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, HGIL may be deemed to be the beneficial owner of 232,472 shares of ServiceMaster common stock held by such Managed Portfolios. However, HGIL does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 13,760,170 shares of ServiceMaster common stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, AlphaGen may be deemed to be the beneficial owner of 6,216 shares of ServiceMaster common stock held by such Managed Portfolios. However, AlphaGen does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

Janus Henderson Group plc is a Jersey, Channel Islands company with an address of 201 Bishopsgate EC2M 3AE, United Kingdom.

(3)
Based on information obtained from a Schedule 13G/A filed with the SEC by The Vanguard Group. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 64,496 shares of the common stock of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 26,683 shares of the common stock of the Company as a result of its serving as investment manager of Australian investment offerings. The Vanguard Group is a Pennsylvania corporation with an address of 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based on information obtained from a Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. ("Price Associates"). Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client's custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time.

Except as may be indicated if this is a joint filing with one of the registered investment companies sponsored by Price Associates which it also serves as investment adviser ("T. Rowe Price Funds"), not more than 5 percent of the class of such securities is owned by any one client subject to the investment advice of Price Associates. With respect to securities owned by any one of the T. Rowe Price Funds, only the custodian for each of such Funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the shareholders of each such Fund participate proportionately in any dividends and distributions so paid.

T. Rowe Price Associates, Inc. is a Maryland corporation. The principal business address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(5)
Based on information obtained from a Schedule 13G/A filed with the SEC by Capital Research Global Investors. Capital Research Global Investors is a division of Capital Research and Management Company. Capital Research Global Investors is deemed to be the beneficial owner of 7,528,112 shares of ServiceMaster common stock as a result of Capital Research and Management Company acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital Research and Management Company is a Delaware corporation. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(6)
The business address for these persons is c/o ServiceMaster Global Holdings, Inc., 150 Peabody Place, Memphis, Tennessee 38103.

(7)
Includes restricted shares granted to the directors for board service that are scheduled to vest on April 24, 2018 as follows: Ms. Goldman and Messrs. Cella, Corness, Fox, Sedita 2,850 shares; Mr. Gursahaney 976 shares; and Mr. Tomkins, 5,225 shares. Each director has represented to the Company that none of the securities owned by him or her have been pledged.

(8)
Includes shares which the current executive officers have the right to acquire prior to May 6, 2018 through the exercise of stock options or vesting of RSUs as follows: Mr. DiLucente, 7,588 shares; Mr. Haynes, 33,630 shares; and Ms. Wegner, 11,256 shares. All current executive officers as a group have the right to acquire 122,614 shares prior to May 6, 2018 through the exercise of stock options or vesting of RSUs. Each executive officer has represented to the Company that none of the securities owned by him or her have been pledged.

(9)
Includes 6,444 shares Mr. Wick has the right to acquire prior to March 31, 2018 through the exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's common stock, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish such reports to the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10 percent beneficial owners were complied with by such persons.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

        Our board of directors has approved policies and procedures with respect to the review and approval of certain transactions between us and a "Related Person," or a "Related Person Transaction," which we refer to as our "Related Person Transaction Policy." Pursuant to the terms of the Related Person Transaction Policy, the board of directors must review and decide whether to approve or ratify any Related Person Transaction. Any Related Person Transaction is required to be reported to our legal department, and the legal department will then determine whether it should be submitted to our Audit Committee for consideration.

        For the purposes of the Related Person Transaction Policy, a "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 and in which any Related Person had, has or will have a direct or indirect interest.

        A "Related Person," as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of ServiceMaster or a nominee to become a director of ServiceMaster; any person who is known to be the beneficial owner of more than five percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of 10 percent or more.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors. The indemnification agreements provide our directors with contractual rights to indemnification and expense advancement rights.

 REPORT OF THE AUDIT COMMITTEE

        The principal purpose of the Audit Committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for the appointment, retention, termination, compensation, evaluation and oversight of our independent registered public accounting firm. The Audit Committee's function is more fully described in its charter, and a description of its oversight responsibilities is set forth below in Proposal 3.

        Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles and for establishing and maintaining adequate internal controls over financial reporting. Deloitte, our independent registered public accounting firm for 2017, was responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and to issue a report as a result of such audits. The Audit Committee serves as a focal point for communication among the board of directors and its committees, the independent registered public accounting firm, management and our internal audit function, as the respective duties of such groups, or their constituent members, relate to our financial accounting and reporting and to its internal controls.

        The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2017 with management and with Deloitte. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2017.

        The Audit Committee has also discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16 adopted by the PCAOB regarding "Communications with Audit Committees." The Audit Committee also reviewed and discussed with management, the internal auditors and the independent registered public accounting firm, management's report, and the independent registered public accounting firm's attestation, on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

        The Audit Committee also has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence and has discussed with Deloitte its independence from us.

        Based on the review and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

The Audit Committee

Richard P. Fox (Chair)
Peter L. Cella
Naren K. Gursahaney
Stephen J. Sedita

        This Report of the Audit Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

 PROPOSAL 1: ELECTION OF DIRECTORS

        The following individuals, all of whom are currently serving on our board of directors, are nominated for election this year as Class I directors:

  •
  Peter L. Cella

  •
  John B. Corness

  •
  Stephen J. Sedita

        If elected, each of these individuals will serve as a Class I director until the 2021 Annual Meeting of Stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our board of directors may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a Class I director.

        The relevant experiences, qualifications, attributes or skills of each nominee that led our board of directors to recommend the above persons as a nominee for director are described above in the section entitled "The Board of Directors and Corporate Governance."

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE CLASS I NOMINEES LISTED ABOVE.

 PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and in accordance with Section 14A of the Exchange Act, the Company's stockholders are entitled to approve, on an advisory basis, the compensation of our NEOs. This non-binding advisory vote, commonly known as a "Say-on-Pay" vote, gives our stockholders the opportunity to express their views on our NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. At the 2017 Annual Meeting, stockholders approved the 2017 Say-on-Pay vote and at the 2015 Annual Meeting approved the advisory vote on the frequency of Say-on-Pay vote for every year. As such, we expect to present a Say-on-Pay vote to stockholders each year.

        As described in the "Compensation Discussion and Analysis" section of this proxy statement (the "CD&A"), the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been, and continues to be, to pay our executives based on our performance. In particular, the Compensation Committee strives to (i) attract and retain highly motivated, qualified and experienced executives, (ii) focus the attention of the NEOs on the strategic, operational and financial performance of the Company and (iii) encourage the NEOs to meet long-term performance objectives and increase stockholder value. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to motivate and reward executives who have the ability to significantly influence our long-term financial success and who are responsible for effectively managing our operations in a way that maximizes stockholder value. It is always the intention of the Compensation Committee that our executive officers be compensated competitively with the market and consistently with our business strategy, sound corporate governance principles and stockholder interests and concerns. We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our NEOs are reasonable and not excessive.

        For these reasons, the board of directors is asking stockholders to vote "FOR" the following resolution:

  "RESOLVED, that the compensation paid to the Company's NEOs, as disclosed pursuant to the rules of the SEC, including the CD&A, compensation tables and narrative discussion, is hereby APPROVED."

        As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our NEOs, and to review the tabular disclosures regarding NEO compensation together with the accompanying narrative disclosures in the "Executive Compensation" section of this proxy statement.

        As an advisory vote, Proposal 2 is not binding on our board of directors or the Compensation Committee, will not overrule any decisions made by our board of directors or the Compensation Committee or require our board of directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our board of directors and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL 3: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the board of directors has selected Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and recommends that the stockholders vote for ratification of such selection. Prior to appointing Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2018, the Audit Committee reviewed the performance of Deloitte and made inquiries of management regarding Deloitte's performance. The Audit Committee has sole and direct responsibility for the appointment, retention, termination, compensation, evaluation and oversight of the work of any independent registered public accounting firm engaged by the Company. In the event of a negative vote on the ratification, the Audit Committee may reconsider its appointment of Deloitte for 2018; however, the Audit Committee will consider the outcome of the vote when making appointments of our independent registered public accounting firm in future years. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and the stockholders' best interests.

        Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

Evaluation and Oversight Responsibilities

        The Audit Committee evaluates the selection of the independent registered public accounting firm each year. In determining whether to reappoint Deloitte as our independent registered public accounting firm, the Audit Committee considers a number of factors, including:

  •
  Deloitte's historical and recent performance on the Company's audit;

  •
  the quality and efficiency of the services provided by Deloitte;

  •
  an assessment of the firm's professional qualifications, resources and expertise;

  •
  Deloitte's knowledge of the Company's business and industry;

  •
  the quality of the Audit Committee's ongoing communications with Deloitte and of the firm's relationship with the Audit Committee and Company management;

  •
  the quality and efficiency of the services provided by Deloitte, including input from management on Deloitte's performance and how effectively Deloitte demonstrated its independent judgment, objectivity and professional skepticism;

  •
  Deloitte's independence;

  •
  the appropriateness of Deloitte's fees;

  •
  the length of time the firm has served in this role; and

  •
  external data on audit quality and performance, including recent PCAOB reports on Deloitte and peer firms.

Considered together, these factors enable the Audit Committee to evaluate whether the selection of Deloitte as the Company's independent registered public accounting firm, and the retention of Deloitte to perform other services, will contribute to, and enhance, audit quality. Based on its evaluation, the Audit Committee believes that the continued retention of Deloitte to serve as the Company's independent registered public accounting firm is in the best interest of our stockholders.

Review and Assessment of Audit and Related Services

        The Audit Committee has sole and direct responsibility for assessing the overall value, both quality and cost, of the annual audit and related services provided by Deloitte. They actively monitor the engagement through all phases of the process, including approving audit fees and other related fees and assessing overall value delivered. Each year Deloitte makes a proposal of services to be performed and the fees related to such services. The Audit Committee, along with management, engages Deloitte in a negotiation of such fees, consistent with the value of a quality audit. Our Audit Committee members are experienced in the accounting industry and sit on other boards and audit committees, which provides them with competitive insight that allows them to assess the total value derived from the annual audit and related services.

        The following table presents, for 2017 and 2016, fees for professional services rendered by Deloitte for the audit of our annual financial statements, audit-related services, tax services and all other services. In accordance with the SEC's definitions and rules, "audit fees" are fees we paid Deloitte for professional services for the audit of our Consolidated Financial Statements included in our Annual Report on Form 10-K, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; "tax fees"

are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for any products and services provided by Deloitte not included in the first three categories.

	2017	2016
Audit Fees(1)	$3,030,500	$2,990,500
Audit-Related Fees(2)	$1,530,000	$60,500
Tax Fees(3)	$121,952	$364,863
All Other Fees(4)	—	$395,000

(1)
Audit fees include fees related to the audit of ServiceMaster and other services associated with regulatory filings as well as other fees associated with audits of certain subsidiaries of ServiceMaster.

(2)
For 2017, principally represents fees paid in connection with auditing carve-out financial statements for the American Home Shield business related to the spin-off transaction. For 2016, represents fees associated with the audit of our employee benefit plan.

(3)
For 2017 and 2016, includes services rendered in connection with tax planning, compliance and tax return preparation fees.

(4)
Represents fees paid in connection with due diligence services related to a potential acquisition.

Pre-Approval Policies and Procedures

        In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee charter provides that the Audit Committee of the board of directors has the sole authority and responsibility to pre-approve all audit services, audit- related tax services and other permitted services to be performed for the Company by its independent auditors and the related fees. Pursuant to its charter and in compliance with rules of the SEC and PCAOB, the Audit Committee has established a pre-approval policy that requires the pre-approval of all services to be performed by the independent auditors. The independent auditors may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent auditor.

        All of the services performed by Deloitte during the year ended December 31, 2017 and 2016 were approved in advance by the Audit Committee pursuant to the pre-approval policy.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

 OTHER BUSINESS

        The board does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named in the accompanying proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

        A list of stockholders entitled to be present and vote at the Annual Meeting will be available at the Company's offices at 150 Peabody Place, Memphis, TN 38103, for inspection by the stockholders during regular business hours from March 7, 2018 to the date of the Annual Meeting. The list also will be available during the Annual Meeting for inspection by stockholders who are present.

        Whether or not you expect to attend the Annual Meeting, if you received a proxy card or voting instruction card and choose to vote by mail, please complete, date and sign and promptly return the accompanying card in the provided postage-paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the Annual Meeting.

By Order of the Board of Directors,

James T. Lucke
Senior Vice President, General Counsel and Secretary

March 21, 2018

SERVICEMASTER GLOBAL HOLDINGS, INC.

150 Peabody Place
Memphis, TN 38103

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time April 23, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. SERVICEMASTER GLOBAL HOLDINGS, INC. 150 Peabody Place MEMPHIS, TN 38103 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time April 23, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For 0 0 0 For 0 0 Against 0 0 0 Against 0 0 Abstain 0 0 0 Abstain 0 0 1A Peter L. Cella 1B John B. Corness 1C Stephen J. Sedita The Board of Directors recommends you vote FOR proposals 2. and 3. 2. To hold a non-binding advisory vote approving executive compensation. 3. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000356904_1 R1.0.1.17

ADMISSION TICKET Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com . SERVICEMASTER GLOBAL HOLDINGS, INC. Annual Meeting of Shareholders April 24, 2018 2:00 PM local time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoints Anthony DiLucente and James T. Lucke, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SERVICEMASTER GLOBAL HOLDINGS, INC. that the shareholder(s) is/ are entitled to vote at the Annual Meeting of shareholder(s) to be held at ServiceMaster's new Global Service Center, located at 150 Peabody Place, Memphis, TN 38103 on April 24, 2018 at 2:00 PM, local time, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000356904_2 R1.0.1.17